CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities	$500,000,000	$60,600
Total	$500,000,000	$60,600

(1)	Calculated in accordance with Rule 457(r)

Filed pursuant to Rule 424(b)(2)

Registration No. 333-231902

PROSPECTUS SUPPLEMENT
(to prospectus dated June 3, 2019)

Lloyds Banking Group plc

$500,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated

Contingent Convertible Securities

(Callable June 27, 2026 and Every Five Years Thereafter)

The $500,000,000 fixed rate reset additional tier 1 perpetual subordinated contingent convertible securities (callable June 27, 2026 and every five years thereafter) (the “Additional Tier 1 Securities”) are perpetual securities with no maturity date. From and including June 19, 2019 (the “Issue Date”) to but excluding June 27, 2026 (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 6.750% per annum. The First Call Date and every 5th anniversary thereafter shall be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date, interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate and 4.815%, such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). Subject to the conditions as described further below, we will pay interest, if any, quarterly in arrears (with a long first interest period) on March 27, June 27, September 27 and December 27 of each year, commencing on September 27, 2019 (each, an “Interest Payment Date”). The regular record dates for the Additional Tier 1 Securities will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”).

We may redeem the Additional Tier 1 Securities in whole, but not in part, at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled in accordance with the terms of the Additional Tier 1 Securities, to, but excluding, the date fixed for redemption, (i) upon the occurrence of certain tax events or (ii) upon the occurrence of certain regulatory events, subject, in each case, to the conditions described in this prospectus supplement. The Additional Tier 1 Securities will also be redeemable in whole, but not in part, at our option and in our sole discretion on the First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled in accordance with the terms of the Additional Tier 1 Securities, to, but excluding, the date fixed for redemption. Any such redemption shall, among other requirements, be subject to the receipt of permission from the Relevant Regulator, as described in this prospectus supplement.

The Additional Tier 1 Securities will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders and beneficial owners in respect of, or arising from, the Additional Tier 1 Securities (including any damages, if payable) will be subordinated to the claims of our Senior Creditors (as defined herein, and includes certain claims in respect of subordinated liabilities).

The Additional Tier 1 Securities are not intended to be sold and should not be sold to retail investors in the European Economic Area, as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, as amended or replaced from time to time. Prospective investors are referred to the section headed “Important Information—Prohibition on marketing and sales to retail investors” commencing on page S-3 of this prospectus supplement.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

As described in this prospectus supplement, upon the occurrence of a Trigger Event (as defined herein), an Automatic Conversion (as defined herein) will occur and all of our obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares (as defined herein).

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG (as defined herein) or another person; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

By its acquisition of the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined herein) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

Application will be made to Euronext Dublin (“Euronext Dublin”) for the Additional Tier 1 Securities to be admitted to the Official List and to trading on the Global Exchange Market (the “Global Exchange Market”), which is the exchange regulated market of Euronext Dublin. Admission to the Official List and trading on the Global Exchange Market is expected to begin after the initial delivery of the Additional Tier 1 Securities.

The Additional Tier 1 Securities are not deposit liabilities of LBG and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the Additional Tier 1 Securities involves risks. See “Risk Factors” beginning on page S-28 of this prospectus supplement and as incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per Additional Tier 1 Security	100.000%	0.800%	99.200%
Total	$500,000,000	$4,000,000	$496,000,000

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Additional Tier 1 Securities will accrue from the date of issuance, which is expected to be June 19, 2019. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Additional Tier 1 Securities. In addition, Lloyds Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Additional Tier 1 Securities after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Securities Inc. or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

The Additional Tier 1 Securities will be issued in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter. We expect that the Additional Tier 1 Securities will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants including Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) on or about June 19, 2019.

Joint Bookrunning Managers

J.P. Morgan	Lloyds Securities	Morgan Stanley	UBS Investment Bank

Prospectus Supplement dated June 12, 2019

TABLE OF CONTENTS

Prospectus Supplement

Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
INCORPORATION OF INFORMATION BY REFERENCE	S-2
FORWARD-LOOKING STATEMENTS	S-3
IMPORTANT INFORMATION	S-3
PROHIBITION OF SALES TO EEA RETAIL INVESTORS	S-5
SUMMARY	S-7
RISK FACTORS	S-28
USE OF PROCEEDS	S-55
CAPITALIZATION OF THE GROUP	S-55
DESCRIPTION OF THE ADDITIONAL TIER 1 SECURITIES	S-56
CERTAIN U.K. AND U.S. FEDERAL TAX CONSEQUENCES	S-94
UNDERWRITING	S-99
LEGAL OPINIONS	S-104
EXPERTS	S-104

Prospectus

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	2
LLOYDS BANKING GROUP PLC	2
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF CAPITAL SECURITIES	14
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES	20
DESCRIPTION OF ORDINARY SHARES	26
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	31
PLAN OF DISTRIBUTION	38
LEGAL OPINIONS	40
EXPERTS	40
ENFORCEMENT OF CIVIL LIABILITIES	40
WHERE YOU CAN FIND MORE INFORMATION	41
INCORPORATION OF DOCUMENTS BY REFERENCE	41
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	42

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About This Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our” and “LBG” mean Lloyds Banking Group plc;

•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on February 25, 2019; (ii) LBG’s report on Form 6-K filed with the SEC on March 1, 2019 announcing LBG’s share buyback program; (iii) LBG’s report on Form 6-K filed with the SEC on May 1, 2019 announcing revised guidance following confirmation of systemic risk buffer by the PRA; (iv) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 including the interim results for LBG for the three months ended March 31, 2019; (v) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 disclosing LBG’s capitalization as at March 31, 2019; (vi) LBG’s report on Form 6-K filed with the SEC on May 3, 2019 in relation to the redemption of preference shares; and (vii) LBG’s report on Form 6-K filed with the SEC on May 16, 2019 in relation to quarterly dividends.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

Important Information

An investment in the Additional Tier 1 Securities may give rise to higher yields than a bank deposit placed with a deposit taking bank within the Group. However, an investment in the Additional Tier 1 Securities carries risks which are very different from the risk profile of such a bank deposit. See “Risk Factors” and “Interest Cancellation and Automatic Conversion” below. The Additional Tier 1 Securities may provide greater liquidity than a bank deposit since bank deposits are generally not transferable. Conversely, unlike certain bank deposits, (i) holders of the Additional Tier 1 Securities have no ability to require repayment of their investment and (ii) the Additional Tier 1 Securities are not deposit liabilities of LBG and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Interest Cancellation and Automatic Conversion

The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date. Moreover, interest will be due and payable on an Interest Payment Date only to the extent it is not canceled or deemed to have been canceled in accordance with the terms of the Additional Tier 1 Securities. We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. The terms of the Additional Tier 1 Securities also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on an Interest Payment Date, and the interest payable in respect of any such Interest Payment Date will be deemed to have been canceled (in whole or in part).

The Additional Tier 1 Securities are perpetual and have no fixed maturity or fixed redemption date. As a result, you may not receive any payments with respect to the Additional Tier 1 Securities as we are not required to pay the principal amount of the Additional Tier 1 Securities at any time prior to a Winding-up or Administration Event (as defined below) and we will have the sole and absolute discretion at all times and for any reason to cancel in whole or in part any interest payment.

By its acquisition of the Additional Tier 1 Securities, each holder and beneficial owner acknowledges and agrees that (a) interest is payable solely at our discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by us at our sole discretion and/or deemed canceled in whole or in part; and (b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined herein) shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described herein. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

If a Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date, at which point all of our obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares to the Settlement Share Depository (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated. The Settlement Shares shall initially be registered in the name of the Settlement Share Depository (which shall hold the Settlement Shares on behalf of the holders of the Additional Tier 1 Securities) or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities. As more fully described herein, we may elect, in our sole and absolute discretion that a Settlement Shares Offer be made by the Settlement Share Depository to all or some of our existing shareholders. The realizable value of any Settlement Shares received by a holder of the Additional Tier 1 Securities following an Automatic Conversion may be significantly less than the pounds sterling equivalent of the initial Conversion Price (as defined herein) of $0.803 and holders of the Additional Tier 1 Securities could lose all or part of their investment in the Additional Tier 1 Securities as a result of the Automatic Conversion.

By its acquisition of the Additional Tier 1 Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, of those related to (x) Automatic Conversion following the Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Additional Tier 1 Securities or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Additional Tier 1 Securities, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the holders and beneficial owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with the Trigger Event and/or any Automatic Conversion and (iv) authorized, directed and requested DTC (as defined below) and any direct participant in DTC or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Prohibition on marketing and sales to retail investors

The Additional Tier 1 Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Additional Tier 1 Securities to retail investors.

In particular, in June 2015, the U.K. Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (as amended or replaced from time to time) (the “PI Instrument”). In addition, (i) on January 1, 2018, the provisions of Regulation (EU) No. 1286/2014 on key information documents for packaged and retail and insurance-based investment products (“PRIIPs”) became directly applicable in all EEA member states and (ii) the Markets in Financial Instruments Directive 2014/65/EU (as amended) (“MiFID II”) was required to be implemented in EEA member states by January 3, 2018. Together the PI Instrument, PRIIPs and MiFID II are referred to as the “regulations”.

The regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write-down or convertible securities such as the Additional Tier 1 Securities.

Potential investors in the Additional Tier 1 Securities should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Additional Tier 1 Securities (or any beneficial interests therein) including the regulations.

The Underwriters (as defined herein) (and/or their respective affiliates) are required to comply with some or all of the regulations. By purchasing, or making or accepting an offer to purchase any Additional Tier 1 Securities (or a beneficial interest in such Additional Tier 1 Securities) from LBG and/or the Underwriters, each investor represents, warrants, agrees with and undertakes to LBG and each of the Underwriters that:

(1)       it is not a retail client in the EEA (as defined in MiFID II);

(2)       whether or not it is subject to the regulations, it will not:

a.       sell or offer the Additional Tier 1 Securities (or any beneficial interest therein) to retail clients in the EEA (as defined in MiFID II); or

b.       communicate (including the distribution of this prospectus supplement) or approve an invitation or inducement to participate in, acquire or underwrite the Additional Tier 1 Securities (or any beneficial interest therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case within the meaning of MiFID II).

In selling or offering the Additional Tier 1 Securities or making or approving communications relating to the Additional Tier 1 Securities it may not rely on the limited exemptions set out in the PI Instrument; and

(3)       it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Additional Tier 1 Securities (or any beneficial interests therein), including (without limitation) in accordance with MiFID II and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Additional Tier 1 Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Each such investor further acknowledges that:

(i)       the identified target market for the Additional Tier 1 Securities (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients; and

(ii)       no key information document (KID) under PRIIPs has been prepared and therefore offering or selling the Additional Tier 1 Securities or otherwise making them available to any retail investor in the EEA may be unlawful under PRIIPs.

Prohibition of Sales to EEA Retail Investors

The Additional Tier 1 Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC as amended or superseded, (“IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 as amended, (the “PRIIPs Regulation”) for offering or selling the Additional Tier 1 Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Additional Tier 1 Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Additional Tier 1 Securities has led to the conclusion that: (i) the target market for the Additional Tier 1 Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Additional Tier 1 Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Additional Tier 1 Securities (a distributor) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Additional Tier 1 Securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Additional Tier 1 Securities” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 207 626 1500.

The Additional Tier 1 Securities

Issuer	Lloyds Banking Group plc (LEI:549300PPXHEU2JF0AM85)
Securities	Additional Tier 1 Securities
Issue Date	June 19, 2019
Issue Price	100.000%
Denomination	The Additional Tier 1 Securities will be issued in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter.
Perpetual Securities	The Additional Tier 1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.
Interest Rate	From and including the Issue Date to but excluding June 27, 2026 (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 6.750% per annum. From and including each Reset Date to but excluding the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate (as defined below) and 4.815%, such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). Interest will be payable (subject to cancellation as provided herein) quarterly in arrears (with a long first interest period) on each Interest Payment Date. See also “Description of the Additional Tier 1 Securities—Payments—Interest Rate” below.
Reset Date	The First Call Date and every 5th anniversary thereafter.
Interest Payment Dates	March 27, June 27, September 27 and December 27 of each year, commencing on September 27, 2019.
Interest Payments Discretionary

Interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of its discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or the portion thereof not paid, shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “Description of the Additional Tier 1 Securities—Payments—Notice of Interest Cancellation” below.

Restrictions on Interest Payments

LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

In addition, LBG shall not be permitted to pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Article 141(2) of the Directive (as defined below) (or any provision of applicable law transposing or implementing Article 141(2) of the Directive, as amended or replaced) and which are required under the Applicable Regulations to be taken into account for this purpose, the Maximum Distributable Amount (as defined below), if any, then applicable to the Group to be exceeded.

“Distributable Items” shall have the meaning assigned to such term in the CRD (as defined below) (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments, less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of the consolidated accounts.

“Junior Securities” means (i) any Ordinary Share (as defined below) or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event.

Solvency Condition

Other than in a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration (as defined below) in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “Description of the Additional Tier 1 Securities—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

LBG shall be considered to be solvent at a particular point in time if:

(i)     it is able to pay its debts owed to its Senior Creditors (as defined below) as they fall due; and

(ii)    its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.

Agreement to Interest Cancellation

By acquiring the Additional Tier 1 Securities, holders and beneficial owners of the Additional Tier 1 Securities acknowledge and agree that:

(a)    interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at its sole discretion and/or deemed canceled in whole or in part; and

(b)    a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “Description of the Additional Tier 1 Securities —Interest Cancellation”, “Description of the Additional Tier 1 Securities—Solvency Condition”, “Description of the Additional Tier 1 Securities—Availability of Distributable Items”, “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion” and “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Ranking and Liquidation Proceeds

The Additional Tier 1 Securities will constitute LBG’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders and beneficial owners of the Additional Tier 1 Securities in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors.

Winding-up prior to a Trigger Event

If at any time prior to the date on which a Trigger Event occurs:

(i)     an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (A) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and

(B)   do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)    an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend (each, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of the Additional Tier 1 Security if, throughout such Winding-up or Administration Event, such holder of the Additional Tier 1 Security was the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

“Senior Creditors” means creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders or beneficial owners of the Additional Tier 1 Securities) in a Winding-up or Administration Event occurring prior to a Trigger Event.

Winding-up following a Trigger Event

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, through such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice (as defined below) and shall occur without delay upon the occurrence of a Trigger Event.

Waiver of Set-Off	Subject to applicable law, no holder or beneficial owner of the Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each holder and each beneficial owner of the Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention.
Optional Redemption	The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on the First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled (“Accrued Interest”) to, but excluding, the date fixed for redemption.
Additional Amounts	All payments of principal and/or interest and/or any other amounts to holders of the Additional Tier 1 Securities by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, LBG shall, subject to certain exceptions, pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the holders of the sums of interest which would have been received (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities. See “Description of the Additional Tier 1 Securities—Additional Amounts.”
Tax Event Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1)    as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the Additional Tier 1 Securities—Additional Amounts”; and/or

(2)    a Tax Law Change would:

(i)     result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in LBG’s financial statements) in respect of the Additional Tier 1 Securities in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

(ii)    prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(iii)   as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

(iv)   result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Ordinary Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

(v)    result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.
Regulatory Event Redemption

If at any time a Regulatory Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, becoming effective on or after the Issue Date, some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Substitution or Variation

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “Description of the Additional Tier 1 Securities—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before or following the First Call Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation.

Notice of any substitution or variation of the Additional Tier 1 Securities due to the occurrence of a Tax Event or Regulatory Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable) in accordance with “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall (unless a Trigger Event occurs) be irrevocable and shall specify the date fixed for substitution or, as the case may be, variation of the Additional Tier 1 Securities. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event or Tax Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

“Compliant Securities” means securities issued directly by LBG that:

(a)    have terms not materially less favorable to an investor than the terms of the Additional Tier 1 Securities (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further enquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b)    subject to (a) above which (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to additional tier 1 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Additional Tier 1 Securities; (3) rank pari passu with the ranking of the Additional Tier 1 Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled (but without prejudice to the right of LBG to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve the obligations (including the obligations arising from the exercise of any right) of LBG as to payments of principal in respect of the Additional Tier 1 Securities, including (without limitation) as to the timing and amount of such payments; and (6) contain terms providing for the conversion of the Additional Tier 1 Securities, the cancellation of payments of interest thereon or write-down of the principal of the Additional Tier 1 Securities only if such terms are not materially less favorable to an investor than the terms of the Additional Tier 1 Securities;

(c)    are (1) listed on the Global Exchange Market of Euronext Dublin or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG; and

(d)    where the Additional Tier 1 Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Additional Tier 1 Securities as described above is subject to:

(i)     LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)    in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) LBG having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG; or (B) LBG having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption or purchase, exceed its minimum capital requirements (including any capital buffer requirements) by a margin that the Relevant Regulator considers necessary at such time;

(iii)   in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax

Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(iv)    in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date;

(v)   a Trigger Event not having occurred; and

(vi)   in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the TIA.

Automatic Conversion

Upon the occurrence of the Trigger Event, all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released on the Conversion Date (and under no circumstances shall LBG’s released obligations be reinstated) in consideration of the issuance by LBG of Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein (the “Automatic Conversion”). The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date.

Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event and shall not become due and payable at any time.

If LBG has been unable to appoint a Settlement Share Depository, it shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the holders and beneficial owners of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Settlement Shares to another independent nominee or to the holders and beneficial owners of the

Additional Tier 1 Securities directly, which issuance and delivery shall be in consideration for the irrevocable and automatic release of all of LBG’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Additional Tier 1 Securities and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The Additional Tier 1 Securities are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Additional Tier 1 Securities.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event (and shall be no later than one month following the occurrence of the relevant Trigger Event, or such shorter period as the Relevant Regulator may require).

A “Trigger Event” shall occur on any date if the CET1 Ratio is less than 7.00% on such date, as determined by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator.

“CET1 Ratio” means, at any date, the ratio of the Group’s CET1 Capital as of such date to Risk Weighted Assets (as defined below) as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“CET1 Capital” means, at any date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and holders and beneficial owners of the Additional Tier 1 Securities).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time)

as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the Regulation (as may be amended from time to time) in accordance with the Applicable Regulations as at the time such measure is determined.

“Risk Weighted Assets” means, at any date, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by LBG in accordance with the Applicable Regulations applicable to the Group as at such date.

Conversion Price

The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be $0.803, subject to the adjustments described under “Description of the Additional Tier 1 Securities—Anti-dilution Adjustment of the Conversion Price”. As of June 12, 2019, the initial Conversion Price is equivalent to a price of £0.633, translated into U.S. dollars at an exchange rate of £1.000=$1.269, and rounded down to 3 decimal places.

Settlement Shares Offer

Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by LBG in its sole discretion) (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Additional Tier 1 Securities in accordance with “Description of the Additional Tier 1 Securities—Notices” below. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with its rules and procedures (the “Suspension Date”), as specified in the Conversion Trigger Notice.

LBG reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If LBG makes such an election, it will provide at least three (3) Business Days’ notice to the Trustee directly and to the holders of the Additional Tier 1 Securities via DTC. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to holders of the Additional Tier 1 Securities the Settlement Shares or American Depositary Shares (“ADSs”) at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of the Additional Tier 1 Securities in accordance with “Description of the Additional Tier 1 Securities—Notices” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities and will be delivered to holders and beneficial owners of the Additional Tier 1 Securities pursuant to the procedures set forth under “Description of the Additional Tier 1 Securities—Conversion—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of the Additional Tier 1 Securities whether or not the Solvency Condition is satisfied.

Agreement with Respect to the Exercise of U.K. Bail-in Power	Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time

(whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

According to the principles contained in the Bank Recovery and Resolution Directive as amended (the “BRRD”) and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Power in respect of the Additional Tier 1 Securities having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the Additional Tier 1 Securities would be treated pari passu with all claims under Parity Securities at that time being subjected to the exercise by the relevant U.K. resolution authority of the U.K. Bail-in Power (or, with claims in respect of ordinary shares, in the event the exercise of such U.K. Bail-in Power occurs in the intervening period between a Trigger Event and the Conversion Date).

Repayment of Principal and Payment of Interest After Exercise of a U.K. Bail-in Power

No repayment of the principal amount of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

Enforcement Events and Remedies

The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event

If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, holders of the Additional Tier 1 Securities will have the rights and claims specified above under “Ranking and Liquidation Proceeds”.

Non-payment of principal when due

Subject to the satisfaction of any redemption conditions described herein, if LBG does not make payment of principal in respect of the Additional Tier

1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Additional Tier 1 Securities and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG such claims as are set out under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

Breach of a Performance Obligation

In the event of a breach of any term, obligation or condition binding on LBG under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against LBG as it may think fit to enforce the Performance Obligation, provided that LBG shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

No other remedies

For the avoidance of doubt, the breach by LBG of any Performance Obligation shall not give the Trustee and/or the holders and beneficial owners of the Additional Tier 1 Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under New

York law. By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against LBG in respect of a breach by LBG of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the Trustee may seek under the Additional Tier 1 Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—The Additional Tier 1 Securities do not contain events of default and the remedies available to holders and beneficial owners of the Additional Tier 1 Securities are limited”.

Other than the limited remedies specified above, no remedy against LBG shall be available to the Trustee or the holders or beneficial owners of the Additional Tier 1 Securities, provided that (1) Trustee and the holders and beneficial owners of the Additional Tier 1 Securities shall have such rights and powers as they are required to have under the TIA, including the right of any holder of the Additional Tier 1 Securities to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination provisions set forth in the Indenture and (2) such limitations shall not apply to LBG’s obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Book-Entry Issuance, Settlement and Clearance

The Additional Tier 1 Securities shall initially be represented by one or more global notes in registered form, without coupons attached, which will be deposited with the DTC and will be registered in the name of such depositary or its nominee. Unless and until the Additional Tier 1 Securities are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

Trustee, Paying Agent and Calculation Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, acting through its London branch, having its corporate trust office at One Canada Square, London E14 5AL, United

Kingdom, will act as the Trustee and will act as initial Paying Agent, and The Bank of New York Mellon, acting through its London branch, will act as Calculation Agent for the Additional Tier 1 Securities.
CUSIP	53944YAJ2
ISIN	US53944YAJ29
Common Code	198784184
CFI	DBFUPR
FISN	LLOYDS BKG GRP /NT PERP SUB
Listing	Application will be made to Euronext Dublin to admit the Additional Tier 1 Securities to the Official List and to trading on the Global Exchange Market, the exchange regulated market of Euronext Dublin, prior to the first Interest Payment Date.
Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.
Joint-Bookrunning Managers	J.P. Morgan Securities LLC, Lloyds Securities Inc., Morgan Stanley & Co. LLC and UBS Securities LLC.
Governing Law	The Additional Tier 1 Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Additional Tier 1 Securities which will be governed by and construed in accordance with Scots law.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Additional Tier 1 Securities.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Additional Tier 1 Securities that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the highlighted risks could adversely affect the trading price of the Additional Tier 1 Securities or the rights of investors under the Additional Tier 1 Securities and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of investment in the Additional Tier 1 Securities. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Additional Tier 1 Securities, such as the provisions governing the Automatic Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, that interest is due and payable only at our sole discretion, and that there is no scheduled repayment date for the principal of the Additional Tier 1 Securities.

We believe that the factors described below as relating to the Additional Tier 1 Securities represent the principal risks inherent in investing in the Additional Tier 1 Securities, but we may be unable to pay interest, principal or other amounts on or in connection with the Additional Tier 1 Securities for other reasons and we do not represent that the statements below regarding the risks of holding the Additional Tier 1 Securities are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein.

Risks relating to the Additional Tier 1 Securities

The Additional Tier 1 Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the Additional Tier 1 Securities prior to a Winding-up or Administration Event.

The Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the Additional Tier 1 Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Additional Tier 1 Securities prior to a Winding-up or Administration Event (as described under “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies”). Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Additional Tier 1 Securities at any time prior to such Winding-up or Administration Event and, in such event, the claim in respect of the Additional Tier 1 Securities will be deeply subordinated, as provided under “—LBG’s obligations under the Additional Tier 1 Securities are subordinated and will be further subordinated upon Automatic Conversion into Settlement Shares” below. As a result, you may not receive any payments of principal on the Additional Tier 1 Securities.

The Additional Tier 1 Securities will be subject to Automatic Conversion following the occurrence of a Trigger Event, in which case the Additional Tier 1 Securities will be converted into Settlement Shares.

A Trigger Event shall occur if on any date LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator determines that LBG’s CET1 Ratio (which will be calculated on a consolidated and fully loaded basis) is less than 7.00%.

Upon the occurrence of the Automatic Conversion following a Trigger Event (each as defined under “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion”), the Additional Tier 1 Securities will be converted into Settlement Shares on the Conversion Date. All of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of LBG’s issuance of the Settlement Shares to the Settlement Share Depository. Under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Additional Tier 1 Securities, as, following the Automatic Conversion, you will receive only (i) the Settlement Shares or ADSs (if LBG does not elect that a Settlement Shares Offer be made), or (ii) the Alternative Consideration, which shall be composed of Settlement Shares, ADSs and/or cash depending on the results of the Settlement Shares Offer (if LBG elects that a Settlement Shares Offer be made) and the value of any Settlement Shares or ADSs received upon Automatic Conversion may have a market value significantly below the principal amount of the Additional Tier 1 Securities you hold. Although the market value of the Settlement Shares or ADSs you receive could over time increase in value, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price. Furthermore, upon the occurrence of the Automatic Conversion, you will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Additional Tier 1 Securities shall be canceled and shall not become due and payable at any time.

Any such Automatic Conversion will be irrevocable and, upon the occurrence of the Automatic Conversion, holders will not be entitled to any form of compensation in the event of LBG’s potential recovery or change in LBG’s fully loaded CET1 Ratio. In addition, on or after the occurrence of a Trigger Event, if LBG does not deliver Settlement Shares to the Settlement Share Depository, the only claims holders will have against LBG will be for specific performance to have such Settlement Shares issued and delivered to the Settlement Share Depository and to participate in the liquidation proceeds of LBG as if the Settlement Shares had been issued. Once the Settlement Shares have been issued and delivered to the Settlement Share Depository, the only claims holders will have will be against the Settlement Share Depository for delivery of Settlement Shares, ADSs or Alternative Consideration, as applicable.

For a discussion of the risks associated with the calculation of LBG’s CET1 Ratio see “—For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET1 Ratio than one using CRD IV transitional provisions, increasing the potential for Automatic Conversion in the short term. Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which will lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities will automatically be converted into Settlement Shares”.

See also “—If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares.” and “—Holders may be obliged to make a take-over bid following a Trigger Event if they take delivery of Settlement Shares” below.

The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of LBG’s control. LBG has no obligation to operate its business in such a way as, or take any mitigating actions, to maintain or restore its CET1 Ratio to avoid a Trigger Event and actions LBG takes could result in its CET1 Ratio falling.

The occurrence of a Trigger Event and, therefore, the Automatic Conversion, is inherently unpredictable and depends on a number of factors, some of which may be outside of LBG’s control. Although LBG currently publicly reports the Group’s fully loaded CET1 Ratio only as of each quarterly period end, the PRA, or the then relevant regulatory body with primary responsibility for the prudential supervision of LBG and the Group (the “Relevant Regulator”), as part of its supervisory activity, may calculate or instruct LBG to calculate such ratio as of any date, including if LBG is subject to recovery and resolution actions by the relevant U.K. resolution authority (as defined under “Description of the Additional Tier 1 Securities— Redemption, Purchase, Variation and Substitution—Conditions to Redemption, Purchase, Substitution or Variation”), or LBG might otherwise determine to calculate such ratio in its own discretion. As such, the Automatic Conversion could occur at any time. Moreover, it is likely that the relevant U.K. resolution authority would allow a Trigger Event to occur rather than to resort to the use of public funds.

A Trigger Event will occur if LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator determines that LBG’s CET1 Ratio is below 7.00% as of any such calculation date. Such calculation could be affected by, among other things, the growth of LBG’s business and LBG’s future earnings, dividend payments, regulatory changes (including changes to definitions and calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets (each of which shall be calculated by LBG on a fully loaded, consolidated basis and such calculation shall be binding on the Trustee and on the person in whose name the Additional Tier 1 Security is registered)), actions that LBG is required to take at the direction of the Relevant Regulator, and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pounds sterling equivalent value of foreign currency denominated capital resources and risk weighted assets. Actions that LBG takes could also affect its CET1 Ratio, including causing it to decline. LBG has no obligation to increase its CET1 Capital, reduce its Risk Weighted Assets or otherwise operate its business in such a way as, take mitigating actions to prevent its CET1 Ratio from falling below 7.00%, maintain or increase its CET1 Ratio or otherwise consider the interests of the holders of the Additional Tier 1 Securities in connection with any of its business decisions that might affect LBG’s CET1 Ratio.

The calculation of LBG’s CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. For example, we have adopted IFRS 9, which is expected to increase impairment charges to reflect expected credit losses and may cause impairment charges (and as a result our CET1 Ratio) to be more volatile over time. Impairment charges may cause significant decreases in our CET1 Ratio, especially given that the transitional arrangements published by the EU (which soften the impact that IFRS 9 has on our loan loss allowances) will be phased out by the end of 2022. Even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require us to reflect such changes in any particular calculation of the CET1 Ratio. Moreover, the Group’s CET1 Ratio is a non-IFRS measure, and our interpretation of CRD IV and the basis of our calculation of this financial measure may be different from those of other financial institutions. Accordingly, accounting changes or regulatory changes may have a material adverse impact on LBG’s calculations of regulatory capital resources and requirements, including CET1 Capital and Risk Weighted Assets, and LBG’s CET1 Ratio.

Further, the Basel Committee has continued its post-crisis work on risk weighted assets. In December 2017, the Basel Committee revised the Basel III capital framework to, among other things: (i) strengthen risk sensitivity and comparability in credit risk by adopting minimum “input” floors for certain metrics; (ii) introduce a standardized approach to credit valuation adjustment risk; (iii) introduce a standardized approach to operational risk; and (iv) introduce an “output floor” which can be calculated as 72.5 % of total RWAs. The date of implementation for most of these proposed reforms has been set at January 1, 2022. However, the Basel Committee has chosen to bring the output floor requirements into force over the course of an added five-year phased implementation period post January 1, 2022, ending on January 1, 2027. These proposals and resulting changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital ratios or alter the way such ratios are calculated.

Because of the inherent uncertainty regarding whether a Trigger Event will occur and there being no obligation on LBG’s part to prevent its occurrence, it will be difficult to predict when, if at all, Automatic Conversion could occur. Accordingly, the trading behavior of the Additional Tier 1 Securities may not necessarily follow the trading behavior of other types of subordinated securities, including LBG’s other subordinated debt securities. Fluctuations in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and Risk Weighted Assets as well as changes to their respective definitions under the capital adequacy standards and guidelines set by the Relevant Regulator and changes in accounting rules. Any indication that the Group’s CET1 Ratio is moving towards the level which would cause the occurrence of a Trigger Event may have an adverse effect on the market price and liquidity of the Additional Tier 1 Securities. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including LBG’s other subordinated debt securities. In addition, the risk of Automatic Conversion could drive down the price of LBG’s ordinary shares (“Ordinary Shares”) and have a material adverse effect on the market value of Settlement Shares received upon Automatic Conversion.

For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET1 Ratio than one using CRD IV transitional provisions, increasing the potential for Automatic Conversion in the short term. Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which will lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities will automatically be converted into Settlement Shares.

LBG is required to calculate its capital resources for regulatory purposes on the basis of “common equity tier 1 capital” as determined in accordance with the Capital Requirements Directive (the “CRD”) and the Capital Requirements Regulation (together with CRD, “CRD IV”). LBG is also required to calculate its “risk weighted assets”, which represent assets adjusted for their associated risks, on the basis set out in CRD IV. Each of these definitions will be calculated in accordance with the capital adequacy standards and guidelines of the Relevant Regulator applicable to LBG on the relevant date.

The CRD IV legislation sets out a minimum pace of introduction of such enhanced capital requirements (the “Transitional Provisions”). The Transitional Provisions were designed to implement certain CRD IV requirements in stages over a prescribed period commencing in 2014; however, each of the EU Member States had the discretion to accelerate that minimum pace of transition in certain respects. In the United Kingdom, the PRA required the Group to meet certain capital targets, without having regard to any Transitional Provisions in that respect. New elective Transitional Provisions, which amended CRD IV in late 2017, were introduced to off-set the regulatory capital impact of IFRS 9. LBG has elected to apply those Transitional Provisions since January 1, 2018.

However, for the purposes of the Additional Tier 1 Securities, LBG will calculate its CET1 Capital and Risk Weighted Assets without applying any Transitional Provisions (including those relating to IFRS 9) and will instead calculate its CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than permitted under the CRD IV regime as applicable to LBG and is expected to lead to the CET1 Ratio as defined for purposes of the Additional Tier 1 Securities being lower than it would be were LBG to calculate the common equity tier 1 ratio applying the Transitional Provisions (and, in particular, the IFRS 9 phase-in arrangements) to its calculation of common equity tier 1 capital and risk weighted assets. In addition, the application of IFRS 9 is expected to result in greater changes from period to period in the level of provisions, which in turn would result in greater volatility over time in LBG’s income and, consequently, LBG’s CET1 Ratio.

At March 31, 2019, LBG’s CET1 Ratio giving full effect to CRD IV on a fully loaded basis was 13.6% (including an accrual for foreseeable dividends and excluding the IFRS 9 phase-in arrangements) and was 13.9% once the transitional capital relief provided for by the Transitional Provisions was applied. LBG’s CET1 Ratio is a non-IFRS measure, and LBG’s interpretation of CRD IV and the basis of LBG’s calculation of this financial measure may be different from those of other financial institutions. For further information, see the interim report of LBG, which includes the unaudited consolidated interim results of LBG for the three months ended 31 March 2019 on Form 6-K as filed on May 2, 2019.

If the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in its current statements of policy, and depending on the content of any binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. Any such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital and may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Group’s capital position.

Investors should be aware that the CRD IV rules and their implementation in the United Kingdom subsequent to the date hereof, as well as any changes in applicable accounting rules, may individually and/or in the aggregate further negatively affect LBG’s CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to the Automatic Conversion. Upon the occurrence of the Automatic Conversion, provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms described herein, investors will have no rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of any accrued and unpaid interest on such Additional Tier 1 Securities. In addition, the realizable value of the Settlement Shares may be below the Conversion Price. Although the market value of any Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price.

The Additional Tier 1 Securities have no scheduled maturity and holders of the Additional Tier 1 Securities only have a limited ability to cash in their investment in the Additional Tier 1 Securities.

The Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Although under certain circumstances as described under “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution” LBG may redeem the Additional Tier 1 Securities, LBG is under no obligation to do so and holders of the Additional Tier 1 Securities have no right to call for their redemption. Therefore, holders of the Additional Tier 1 Securities have no ability to cash in their investment, except (i) if LBG exercises its rights to redeem the Additional Tier 1 Securities in accordance with their terms and applicable laws, (ii) by selling their Additional Tier 1 Securities or, following the occurrence of a Trigger Event and the issue and delivery of Settlement Shares or ADSs, their Settlement Shares or ADSs (if LBG does not elect that a Settlement Shares Offer be made or where the Settlement Shares issued are not all sold pursuant to the Settlement Shares Offer), (iii) through the cash component of any Settlement Shares Offer, (iv) where the Trustee institutes proceedings for the winding-up of LBG where LBG has exercised its right to redeem the Additional Tier 1 Securities but fails to make payment in respect of such redemption when due, in which limited circumstances the holders of the Additional Tier 1 Securities may receive some of any resulting liquidation proceeds following payment being made in full to all senior and more senior subordinated creditors, or (v) upon a Winding-up or Administration Event in which limited circumstances the holders of the Additional Tier 1 Securities may receive some of any resulting liquidation proceeds following payment being made in full to all senior or more senior subordinated creditors.

Interest payments on the Additional Tier 1 Securities are discretionary and LBG may cancel interest payments, in whole or in part, at any time. Canceled interest shall not be due and shall not accumulate or be payable at any time thereafter and investors shall have no rights thereto.

Subject to the Solvency Condition described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” and the availability of Distributable Items as described under “Description of the Additional Tier 1 Securities—Payments—Availability of Distributable Items”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the terms of the Additional Tier 1 Securities. If LBG cancels any scheduled interest payment, such interest payment shall not be or become due and payable at any time thereafter and in no event will holders of the Additional Tier 1 Securities have any right to or claim against LBG with respect to such interest amount or be able to accelerate the principal of the Additional Tier 1 Securities as a result of such interest cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities. There can, therefore, be no assurances that a holder will receive interest payments in respect of the Additional Tier 1 Securities.

For further information on LBG’s dividend policy, see our Annual Report on Form 20-F for the year ended December 31, 2018 under the heading “Dividends”. The Additional Tier 1 Securities will rank senior to Ordinary Shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare Ordinary Share dividends, or its discretion to cancel interest on the Additional Tier 1 Securities, the Board will take into account the relative ranking of these instruments in LBG’s capital structure. However, the Board may at any time depart from this policy at its sole discretion.

Following cancellation of any interest payment, LBG will not be in any way limited or restricted from making any distribution or equivalent payments in connection with any Parity Securities or Junior Securities, including any dividend payments on LBG’s Ordinary Shares or preference shares. LBG may therefore cancel (in whole or in part) any interest payment on the Additional Tier 1 Securities at its discretion and may pay dividends on its ordinary or preference shares or on other additional tier 1 securities notwithstanding such cancellation. In addition, LBG may without restriction use funds that could have been applied to make such canceled payments to meet its other obligations as they become due.

In addition to LBG’s right to cancel, in whole or in part, interest payments at any time, the terms of the Additional Tier 1 Securities also restrict LBG from making interest payments on the Additional Tier 1 Securities if LBG has insufficient Distributable Items (based on its individual accounts and not on its consolidated accounts), in which case such interest shall be deemed to have been canceled. LBG will also be required to cancel interest payments if any payment cannot be made in compliance with the Solvency Condition, or if payment would result in any “maximum distributable amount” then applicable to the Group to be exceeded.

Subject to the extent permitted in the following paragraphs in respect of partial interest payments, LBG shall not make an interest payment on the Additional Tier 1 Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been canceled and thus shall not be due and payable on such Interest Payment Date) (a) to the extent that an amount of Distributable Items on any scheduled Interest Payment Date is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities, and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or (b) if the Solvency Condition is not satisfied in respect of such interest payment.

In addition, LBG shall not be permitted to pay interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with certain other distributions, any “maximum distributable amount” (if any) then applicable to the Group under the Applicable Regulations to be exceeded. See also “—There may be regulatory restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments” in relation to the PRA’s expected response to breaches of MREL requirements as well as the M-MDA (as defined below) and (for G-SIIs) L-MDA concepts to be introduced under the forthcoming amendments to BRRD as part of CRR2.

Although LBG may, in its sole discretion, elect to make a partial interest payment on the Additional Tier 1 Securities on any Interest Payment Date, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs. It may be difficult to predict in advance the likelihood of any maximum distributable amount restriction being triggered.

Any interest canceled or deemed canceled on any relevant Interest Payment Date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

As a holding company, the level of Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict LBG’s ability to make interest payments on the Additional Tier 1 Securities.

As a holding company, the level of LBG’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from LBG’s operating subsidiaries in a manner which creates Distributable Items. Consequently, LBG’s future Distributable Items, and therefore LBG’s ability to make interest payments, are a function of LBG’s existing Distributable Items, the Group’s future profitability and performance and the ability to distribute or dividend profits from LBG’s operating subsidiaries up the Group structure to LBG. In addition, LBG’s Distributable Items will also be reduced by the servicing of other debt and equity instruments.

The ability of LBG’s subsidiaries to pay dividends and LBG’s ability to receive distributions and other payments from LBG’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital, loss absorbing capacity and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, distributions and other payments to LBG by LBG’s subsidiaries, which could in time restrict LBG’s ability to fund other operations or to maintain or increase its Distributable Items.

The level of our Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements both inside and outside the U.K. could adversely affect our Distributable Items in the future, such as, for example, the U.K. ring-fencing requirements which have applied from January 2019 and the implementation of section 165 of the Dodd-Frank Act, including regulatory capital and internal TLAC requirements and buffers applicable to intermediate holding companies (“IHCs”) in the United States and potential restrictions on such IHCs’ ability to engage in capital distributions.

Further, our Distributable Items may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of our control. See “—Risks Relating to LBG and the Group”.

Our Distributable Items are also sensitive to the accounting impact of factors such as the redemption of preference shares, restructuring costs and impairment charges and the carrying value of our investments in subsidiaries, which are carried at the lower of cost and their prevailing recoverable amount. Recoverable amounts depend on discounted future cash flows, which can be affected by restructurings, such as the recent implementation of the U.K. ring-fencing regime, or unforeseen events. Any of these factors could limit our ability to maintain sufficient Distributable Items.

There may be regulatory restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments.

The capital and leverage frameworks to which we are subject require us to hold certain levels of capital, including common equity Tier 1 capital. A failure to hold sufficient levels of capital, including common equity Tier 1 capital, as required by these frameworks (as may be amended from time to time) may result in restrictions on distributions being applied pursuant to which we may be required to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities. Cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities may affect the value of your investment in the Additional Tier 1 Securities.

We are required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8% of risk weighted assets, a minimum amount of Tier 1 Capital of 6% of risk weighted assets and a minimum amount of common equity Tier 1 capital of 4.5% of risk weighted assets (the “Pillar 1 requirements”). In addition, the PRA requires us to hold extra capital to cover risks not covered or insufficiently covered by the Pillar 1 requirements (the “Pillar 2A requirements”). Our current Pillar 2A requirement as of March 31, 2019 is approximately 4.7% of risk weighted assets, of which at least 56% must be met with common equity Tier 1 capital and no more than 25% with tier 2 capital. In addition, the capital that firms use to meet their minimum requirements (Pillar 1 own funds and Pillar 2A) cannot be counted towards meeting the “combined buffer requirement”, meaning that the combined buffer requirement will effectively be applied above both the Pillar 1 own funds and Pillar 2A requirements.

In addition to the requirements described above, CRD IV introduced several capital buffers, which are required to be met with common equity Tier 1 capital and which have been fully phased in since 1 January 2019. The combination of (i) the capital conservation buffer (the “CCB”) (which increased to 2.5% from 2019), (ii) the time-varying countercyclical capital buffer (“CCyB”) (which will vary over time depending on the effective rates set by regulators in countries where we have relevant credit exposures), and (iii) the global systemically important institutions buffer or other systemically important institutions buffer and (iv) the systemic risk buffer broadly constitute the “combined buffer” requirement.

The CCB is a standard buffer of 2.5% of risk-weighted assets designed to provide for losses in the event of stress. The CCyB is time varying; the amount of the buffer is determined by reference to buffer rates set by the Financial Policy Committee of the Bank of England (“FPC”) for the individual countries where the Group has relevant credit risk exposures. The CCyB for the U.K. is currently set at 1.0% as of November 28, 2018. The FPC reviews this rate quarterly in light of the evolution of the overall risk environment and may elect to increase or decrease this rate at any time. Generally, any increase in the CCyB rate will take effect one year after the decision to increase it, in order to give institutions time to raise the necessary additional capital if required. A decrease may take effect immediately. In the March 2019 Financial Stability report the FPC stated it was maintaining the U.K. CCyB at 1.0 per cent Non-zero buffer rates currently apply for Denmark, Norway, Sweden, Hong Kong, Iceland, Slovakia and the Czech Republic. Given that the Group has minimal exposures to these jurisdictions, the overall CCyB requirement at March 31, 2019 was considered by LBG to be 0.883%, having increased significantly during 2018 (from 0.002 per cent at December 31, 2017) as a result of the increase in the U.K. rate from nil to 1.0 per cent, the Group’s relevant credit exposures being predominantly U.K. based. During the remainder of 2019, France, Ireland and Lithuania will implement non-zero buffer rates.

Although the Group is not currently classified as a global systemically important institution (“G-SII”), it has been classified as an ‘other’ systemically important institution (“O-SII”) by the PRA. The O-SII buffer is currently set to zero in the U.K.

The systemic risk buffer (“SRB”) is expected to come into force for U.K. ring-fenced banks from August 1, 2019. Although the SRB will apply to the ring-fenced bank sub-group within the Group, the PRA has indicated that it will include in the Group’s PRA buffer (as defined below) an amount equivalent to the SRB; an additional capital requirement of 1.7 per cent is therefore expected to apply at LBG level (reflecting an SRB of 2.0 per cent and that certain of the Group’s risk-weighted assets are held outside the ring-fenced bank sub-group).

The PRA introduced a firm-specific Pillar 2B buffer (the “PRA buffer”), which is set at a level that the PRA believes will ensure that a bank can continue to meet minimum Pillar 1 and Pillar 2A requirements during a stressed period and may also be used to address any significant weaknesses in a firm’s risk management and governance, and to reflect at Group level the application of the systemic risk buffer to subsidiaries of the Group. The PRA assesses the PRA buffer applicable to an institution annually (or more often if a firm’s circumstances change). Where the PRA considers there is an overlap between the combined buffer and the PRA buffer, the PRA buffer will be set as the excess capital required over and above the combined buffer. To the extent the PRA buffer is applicable, it must be met with 100% common equity Tier 1 capital, which will be in addition to the common equity Tier 1 capital used to meet the Pillar 1 and Pillar 2A capital requirements. Further, failure to meet requirements of regulatory stress tests, or the failure by regulators to approve the stress test results and capital plans of the Group, could result in the Group or certain of its members being required to enhance their capital position, including, for example, an additional PRA buffer or through sectoral capital requirements set by the FPC.

The PRA has also introduced requirements in relation to minimum leverage ratios pursuant to which we are required to meet (i) a minimum leverage ratio requirement set at 3.25% (calculated by dividing a firm’s Tier 1 capital by its total exposure measure (as defined in CRR)) (the “PRA Leverage Ratio”), (ii) an additional leverage ratio buffer that is calibrated at 35% of the systemic risk buffer (“ALRB”) (applicable to the Group from August 1, 2019) and (iii) a countercyclical leverage ratio buffer that is calibrated at 35% of the CCyB (“CCyLB”). At least 75% of the Tier 1 capital required to meet the PRA Leverage Ratio must consist of common equity Tier 1 capital (with the remainder to be met with additional Tier 1 capital), while the ALRB and CCyLB must be met entirely with common equity Tier 1 capital. As at the date of this prospectus supplement, the leverage ratio framework does not give rise to higher capital requirements, including regulatory buffer requirements, for the Group than the risk-based capital framework.

Under Article 141 of CRD (and any implementation of such provision in the U.K. or, as the case may be, any succeeding provision amending or replacing such provision or any such implementing provision), Member States must require institutions that fail to meet the combined buffer to be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments or distributions relating to common equity Tier 1, variable remuneration and payments on additional Tier 1 instruments (such as the Additional Tier 1 Securities)) (the “Article 141 Restrictions”). Since these requirements apply to institutions on a consolidated basis, the PRA can impose the Article 141 Restrictions on us. The restrictions for failing to meet the combined buffer are scaled according to the extent of the breach of the combined buffer and calculated as a percentage of the profits of the institution since the last distribution of profits or discretionary payment. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the combined buffer, no discretionary payments will be permitted to be paid. As a consequence, in the event of breach of the combined buffer, it may be necessary to reduce or cancel discretionary payments in whole or in part, including potentially cancelling (in whole or in part) scheduled interest payments in respect of the Additional Tier 1 Securities.

The PRA also has the power under section 192C of the Financial Services and Markets Act 2000 (the “FSMA”) (implementing Article 104 of CRD as regards bank holding companies) to impose requirements on us or our regulated subsidiaries, the effect of which may be to restrict or prohibit payments of interest to you, which is most likely to materialize if at any time we are failing, or are expected to fail, to meet our capital requirements. If the PRA exercises its discretion, we will cancel (in whole or in part, as required by the PRA) interest payments in respect of the Additional Tier 1 Securities.

In addition, failure to meet the PRA buffer, to pass PRA or EBA stress tests or to satisfy leverage ratios or buffers could result in the preparation of a capital restoration plan. Such capital restoration plan may impose restrictions on discretionary payments, which may result in in a need for management actions including the cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities. The Bank of England has published its policy to implement the BRRD requirement for firms to maintain an MREL requirement. Where a group falls short of the total requirement for eligible liabilities, then, while there would not be an automatic restriction, the PRA may use its powers to restrict or prohibit the firm from making distributions where such a measure is appropriate and proportionate in the circumstances. As a result, the implementation of the MREL requirements in the U.K. may result in the reduction of discretionary payments (in whole or in part), including the cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities. See also further below on the M-MDA.

Changes to the capital and leverage frameworks may increase our capital requirements and may increase the risk that we will be subject to restrictions on distributions (resulting in our being required to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities. For example, the Basel Committee revised the Basel III capital framework in December 2017 to incorporate a leverage ratio buffer for G-SIBs (the “Basel III leverage ratio buffer”) that will be set at 50% of the Basel G-SIB buffer (which has been implemented in the EU as the G-SII buffer) and would restrict a G-SIB from making capital distributions (including interest payments on additional Tier 1 capital instruments, such as the Additional Tier 1 Securities) if the G-SIB’s Basel III leverage ratio does not meet or exceed its Basel III leverage ratio buffer. In the European Union, the implementation will be via CRR2 (as defined below). In June 2018, the Financial Policy Committee of the Bank of England announced it intended to conduct a comprehensive review of the leverage ratio framework in light of the revised international standards, including Basel III and CRR2. In particular, this review would set out the effect of extending leverage ratio requirements and buffers to PRA-regulated firms. Depending on how and when the leverage ratio buffer is implemented in the U.K., we may be restricted from making interest payments on the Additional Tier 1 Securities if we fail to meet the leverage ratio buffer as so implemented. In addition, our minimum regulatory capital requirements may increase as a result of increased provisioning under stress associated with our adoption of IFRS 9 as of January 1, 2018, the magnitude of which will depend upon several factors, including the specified stress scenario. See “—The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of LBG’s control. LBG has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 Ratio to avoid a Trigger Event and actions LBG takes could result in its CET1 Ratio falling.”

Separately, certain aspects of the U.K. regulatory regime may restrict or prohibit us further from making interest payments on the Additional Tier 1 Securities in certain circumstances. For example, the BRRD requires member states to enable their resolution authorities to set a minimum requirement for eligible liabilities (“MREL”) for banks in their jurisdiction. The U.K. has implemented the MREL requirements through the U.K. Banking Act 2009, as amended (the “Banking Act”) and secondary legislation (which is expected to be further amended to reflect forthcoming amendments to BRRD and CRD IV (as used in the document, “CRR2”) in relation to the MREL requirements), and PRA Supervisory Statement SS 16/16 which supervisory statement should be read in conjunction with the Bank of England’s statement of policy on its approach to setting MREL. The current U.K. MREL regime, which took effect as of January 1, 2019 for material subsidiaries of G-SIIs and will take effect as of January 1, 2020 for all other firms and which will be phased in until January 1, 2022, has been designed to be broadly compatible with the term sheet published by the Financial Stability Board (the “FSB”) on total loss absorbing capacity (“TLAC”) requirements for G-SIBs (which are referred to as G-SIIs under the EU proposals). Where a bank falls short of the total requirement for eligible liabilities, then, while there would not be an automatic restriction the PRA may use its powers to restrict or prohibit the firm from making distributions where such a measure is appropriate and proportionate in the circumstances. As a result, the implementation of the MREL and TLAC requirements in the U.K. may result in the reduction of discretionary payments (in whole or in part), including the cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities.

Under CRR2, a firm will be deemed not to have met its combined buffer requirement, and will become subject to the Article 141 Restrictions, where it does not have own funds and eligible liabilities in an amount and quality to meet: (i) its combined buffer requirement, (ii) its 4.5 % Pillar 1 CET1 Capital requirement and its Pillar 2A CET1 Capital requirement, (iii) its 6 % Pillar 1 Tier 1 requirement and its Pillar 2A Tier 1 requirement, (iv) its 8 % Pillar 1 and Pillar 2A total capital requirement and (v) (subject to a potential grace period, as described below) its applicable MREL requirements.

A new Article 141a will be introduced into CRD alongside the MREL requirements to better clarify, for the purposes of restrictions on distributions, the relationship between the additional own funds requirements, the minimum own funds requirements and the combined buffer requirement (the so-called “stacking order”), with Article 141 of CRD to be amended to reflect the stacking order in the calculation of the “maximum distributable amount”. Under this new provision, LBG would be considered as failing to meet the combined buffer requirement for the purposes of Article 141 of CRD where it does not have own funds and eligible liabilities in an amount and of the quality needed to meet at the same time the requirement defined in Article 128(6) of CRD (i.e. the combined buffer requirement) as well as each of the minimum own funds requirements and the additional own funds requirements. In addition, a new Article 16a of the BRRD is proposed to better clarify the stacking order between the combined buffer requirement and the MREL requirement. Pursuant to this new provision, a resolution authority shall have the power to prohibit an entity from distributing more than the “maximum distributable amount” for own funds and eligible liabilities (calculated in accordance with the proposed Article 16a(4) of the BRRD (the “M-MDA”)) where the combined buffer requirement and the MREL requirement are not met. The proposed Article 16a of the BRRD envisages a potential nine-month grace period whereby the resolution authority assesses on a monthly basis whether to exercise its powers under the provision before such resolution authority is obliged to exercise its power under the provisions (subject to certain limited exceptions).

Furthermore, a new Article 141b of CRD IV is proposed which introduces a restriction on distributions (applicable initially only to G-SIIs) in the case of a failure to meet the leverage ratio buffer, with provision for a new leverage ratio “maximum distributable amount” (“L-MDA”) to be calculated. The M-MDA and L-MDA are both proposed to limit the same distributions as the “maximum distributable amount” and such restrictions (or other similar capital, capital buffer, leverage or MREL-based restrictions applicable in the U.K.) may limit the aggregate amount of interest payments and redemption amounts that may be payable on the Additional Tier 1 Securities. It is possible that the L-MDA (or a similar concept) will be extended to O-SIIs, including LBG, in the future. The final texts relating to CRR2 were published in the Official Journal of the European Union on June 7, 2019 and will enter into force 20 days thereafter. The majority of the amendments are expected to apply from 18 months after that date, although the amendments relating to the L-MDA will apply from January 1, 2022.

Our capital requirements, including Pillar 2A requirements, by their nature, are calculated by reference to a number of factors, any one or a combination of which may not be easily observable or capable of calculation by you. Moreover, as noted above, the interaction of restrictions on distributions (including interest payments on the Additional Tier 1 Securities) with, and impact of, the capital requirements and buffers and leverage framework applicable to the Group, as well as the current implementation of MREL and TLAC, remain uncertain in many respects. Such uncertainty is expected to continue while the relevant authorities in the EU and the U.K. consult on and develop their proposals and provide guidance on the application of the rules and in light of Brexit. See “—Other changes in law may adversely affect your rights as a holder.” Changes to these rules, including from the implementation of CRR2, could result in more regulatory capital and MREL being required to be issued by a financial institution in order to prevent any “maximum distributable amount” or other regulatory restrictions from applying. As a result, you may not be able to anticipate whether we will need to reduce discretionary payments, including by cancelling interest payments (in whole or in part) in respect of the Additional Tier 1 Securities, which may affect the value of your investment in the Additional Tier 1 Securities. Furthermore, holders will bear the risk of changes to the Group’s capital, leverage and/or MREL resources in general and, in particular, to the CET1 Ratio. Any such changes to the rules to include more onerous requirements, and/or any decrease in the Group’s capital, leverage and/or MREL resources, and/or increase in such requirements applicable to the Group, may increase the risk of mandatory or discretionary cancellation of interest payments in respect of the Additional Tier 1 Securities. Moreover, a decline or perceived decline in the Group’s capital, leverage and/or MREL resources towards a level at which mandatory or discretionary capital, capital buffer, leverage or MREL-based payment restrictions are triggered may significantly affect the trading price of the Additional Tier 1 Securities.

The Additional Tier 1 Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be canceled and not paid on the relevant Interest Payment Date.

The Additional Tier 1 Securities may trade, and/or the prices for the Additional Tier 1 Securities may appear, on the Global Exchange Market of Euronext Dublin and in other trading systems with accrued interest. If this occurs, purchasers of Additional Tier 1 Securities in the secondary market will pay a price that reflects such accrued interest upon purchase of the Additional Tier 1 Securities. However, if a payment of interest on any Interest Payment Date is canceled or deemed canceled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Additional Tier 1 Securities will not be entitled to that interest payment (or if LBG elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date.

The interest rate on the Additional Tier 1 Securities will be reset on each Reset Date, which may affect the market value of the Additional Tier 1 Securities.

The Additional Tier 1 Securities will initially earn interest at a fixed rate of 6.750% per annum to, but excluding, the First Call Date. From, and including, the First Call Date, however, and every Reset Date thereafter, the interest rate will be reset to a rate per annum which will equal the aggregate of 4.815% and the then-prevailing U.S. Treasury Rate (as defined under “Description of the Additional Tier 1 Securities—Payments—Initial Interest Rate” and “Description of the Additional Tier 1 Securities—Payments—Determination of Subsequent Interest Rate”). This reset rate could be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Additional Tier 1 Securities and, in turn, the market value of an investment in the Additional Tier 1 Securities.

LBG’s obligations under the Additional Tier 1 Securities are subordinated and will be further subordinated upon Automatic Conversion into Settlement Shares.

LBG’s obligations under the Additional Tier 1 Securities will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of all of its senior and certain of its subordinated creditors. If a Winding-up or Administration Event (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”) occurs prior to the date on which a Trigger Event occurs, LBG will pay each holder of an Additional Tier 1 Security an amount that would have been payable if, throughout the Winding-up or Administration Event, such holder of an Additional Tier 1 Security had been the holder of a class of LBG’s preference shares having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of LBG’s issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”). If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, LBG shall pay such amount, if any, as would have been payable to a holder of an Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion, regardless of whether the Solvency Condition had been satisfied on such date and ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected.

Subject to complying with applicable regulatory requirements, LBG expects from time to time to incur additional indebtedness or other obligations that will constitute senior and subordinated indebtedness, and the Additional Tier 1 Securities do not contain any provisions restricting the ability of LBG or its subsidiaries to incur senior or subordinated indebtedness. Although the Additional Tier 1 Securities may (subject to cancellation as provided above) pay a higher rate of interest than comparable securities which are not so subordinated, there is a real risk that an investor in the Additional Tier 1 Securities will lose all or some of its investment should LBG become insolvent since its assets would be available to pay such amounts only after all of its senior and more senior subordinated creditors have been paid in full. Therefore, if a Winding-up or Administration Event were to occur, the LBG liquidator or administrator would first apply assets of LBG to satisfy all rights and claims of Senior Creditors. If LBG does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the holders of the Additional Tier 1 Securities will not be settled and, as a result, holders of the Additional Tier 1 Securities will lose the entire amount of their investment in the Additional Tier 1 Securities. The Additional Tier 1 Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of Ordinary Shares, in the event of a Winding-up or Administration Event occurring in the intervening period between a Trigger Event and the Conversion Date) if LBG does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders of the Additional Tier 1 Securities could lose all or part of their investment.

In addition, investors should be aware that, upon the occurrence of the Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event, holders will be, effectively, further subordinated as they will be treated as, and subsequently become, holders of Ordinary Shares, even if existing subordinated indebtedness and preference shares remain outstanding. There is a risk that holders will lose the entire amount of their investment, regardless of whether LBG has sufficient assets available to settle what would have been the claims of holders of the Additional Tier 1 Securities or of securities subordinated to the same or greater extent as the Additional Tier 1 Securities, in winding-up proceedings or otherwise.

Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power imposed by the relevant U.K. resolution authority.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, the holders and beneficial owners of the Additional Tier 1 Securities will be required to agree that by purchasing or acquiring the Additional Tier 1 Securities, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Additional Tier 1 Securities will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. See “—Holders of the Additional Tier 1 Securities may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power. For more information, see “Description of the Additional Tier 1 Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power”.

Holders of the Additional Tier 1 Securities may be required to absorb losses in the event we become subject to recovery and resolution action.

The stated aim of the BRRD is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers granted to resolution authorities under the BRRD include (but are not limited to) (i)

a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments (including the Additional Tier 1 Securities) and (ii) a “bail-in” power relating to eligible liabilities (including the Additional Tier 1 Securities). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving group entity, if any, which ordinary shares may also be subject to write-down or write-off.

The write-down and conversion power may be used prior to resolution and for these purposes the point of non-viability will be the point at which the relevant U.K. resolution authority determines that LBG or a member of its group meets the conditions for resolution (but no resolution action has yet been taken) or that the relevant entity will no longer be viable unless the relevant capital instruments are written down or converted or the relevant entity requires extraordinary public support, without which the relevant U.K. resolution authority determines that the relevant entity would no longer be viable. The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The BRRD, as implemented, contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares or other equity securities of the bank or its parent undertaking in certain circumstances and (b) in the case of senior creditors, aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As the parent company of U.K. banks, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England (including the Prudential Regulation Authority (the “PRA”)), and the FCA in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

In addition to the BRRD described above, it is possible that the exercise of other powers under the U.K. Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Additional Tier 1 Securities and/or a material adverse effect on the price of the Additional Tier 1 Securities. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect. In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of Additional Tier 1 Securities will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. For the avoidance of doubt, the potential Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. Resolution Authority is separate and distinct from the Automatic Conversion pursuant to the terms and conditions of the Additional Tier 1 Securities following a Trigger Event. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. Bail-in Power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. Bail-in Power provide it with considerable discretion, holders of the Additional Tier 1 Securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the Additional Tier 1 Securities. Potential investors in the Additional Tier 1 Securities should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of Additional Tier 1 Securities may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Additional Tier 1 Securities is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Additional Tier 1 Securities should consider the risk that a holder of the Additional Tier 1 Securities may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Additional Tier 1 Securities may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Additional Tier 1 Securities, even if such powers are not used.

Your rights may be limited in respect of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the U.K. Bail-in Power (including the Additional Tier 1 Securities) and to the broader resolution powers of the relevant U.K. resolution authority. For example, although under the Banking Act the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, canceled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Additional Tier 1 Securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant U.K. resolution authority to exercise its U.K. Bail-in Power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Additional Tier 1 Securities.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Additional Tier 1 Securities), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Additional Tier 1 Securities, and the value of your Additional Tier 1 Securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant U.K. resolution authority would exercise its U.K. Bail-in Power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Additional Tier 1 Securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the Additional Tier 1 Securities) if such powers were exercised. For example, although the exercise of the capital instruments write-down and conversion power and certain other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the Bank of England would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the Bank of England to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the Bank of England’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Additional Tier 1 Securities.

Accordingly, it is not yet possible to assess the full impact of the exercise of the U.K. Bail-in Power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Additional Tier 1 Securities and/or our ability to satisfy our obligations under the Additional Tier 1 Securities.

Other changes in law may adversely affect your rights as a holder.

Changes in law after the date hereof may affect your rights as a holder as well as the market value of the Additional Tier 1 Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Additional Tier 1 Securities, which may have an adverse effect on an investment in the Additional Tier 1 Securities. Moreover, any change in law or regulation that would cause the Additional Tier 1 Securities to cease to qualify in whole or in part as our regulatory capital or to be reclassified, in whole or in part, as a lower quality form of our regulatory capital (other than as a consequence of an Automatic Conversion), could trigger a Regulatory Event. In addition, any change in law or regulation that constitutes a Tax Event (as defined under “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Tax Redemption”) may entitle us to redeem the Additional Tier 1 Securities, in whole (but not in part). See “—Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.” and “Description of the Additional Tier 1 Securities—Redemption—Regulatory Event Redemption”.

In particular, in light of the U.K.’s vote to leave the EU following the referendum on June 23, 2016, there could be significant changes to EU laws applicable in the U.K. While this would not in and of itself affect the validity of the Banking Act (through which the BRRD is implemented), it is possible that subsequent changes in law affecting your rights could take place. Moreover, CRD IV, a portion of which currently has direct effect in the U.K. and forms the basis for the structuring of the Additional Tier 1 Securities, may cease to apply in the U.K. in its current form, which may result in some changes to U.K. prudential requirements. This may affect the regulatory capital treatment of the Additional Tier 1 Securities, which could trigger a Regulatory Event, and may reduce the liquidity of the Additional Tier 1 Securities while ongoing uncertainty exists. In addition, many of the terms of the Additional Tier 1 Securities are determined or calculated by reference to CRD IV, including the CET1 Ratio, which would continue to be the case even if CRD IV ceased to apply to us. This may have an adverse effect on you if, for example, a Trigger Event occurred under the terms of the Additional Tier 1 Securities, even though no such event would have occurred had the CET1 Ratio been determined by reference to the new capital rules applicable to us.

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Additional Tier 1 Securities, as well as their liquidity, and, therefore, affect the trading price of the Additional Tier 1 Securities given the extent and impact on the Additional Tier 1 Securities that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Additional Tier 1 Securities—The circumstances under which the relevant U.K. resolution authority would exercise its U.K. Bail-in Power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Additional Tier 1 Securities,” could have on the Additional Tier 1 Securities.

Holders may receive Alternative Consideration instead of Settlement Shares or ADSs upon a Trigger Event and would not know the composition of any Alternative Consideration until the end of the Settlement Shares Offer Period.

Holders of the Additional Tier 1 Securities may not ultimately receive Settlement Shares or ADSs upon a Trigger Event because LBG may elect, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository.

If all of the Settlement Shares are sold in the Settlement Shares Offer, holders of the Additional Tier 1 Securities shall be entitled to receive, in respect of each Additional Tier 1 Security and as determined by LBG, the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security translated from pounds sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer). If some but not all of the Settlement Shares are sold in the Settlement Shares Offer, holders of the Additional Tier 1 Securities shall be entitled to receive, in respect of each Additional Tier 1 Security, (a) the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security translated from pounds sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer) together with (b) the pro rata share of the Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares.

No interest or other compensation is payable in respect of the period from the Conversion Date to the date of delivery of the cash proceeds from the sale of the Settlement Shares or the Settlement Shares in the circumstances described above.

Notice of the results of any Settlement Shares Offer will be provided to holders of the Additional Tier 1 Securities only at the end of the Settlement Shares Offer Period. Accordingly, holders of the Additional Tier 1 Securities would not know the composition of the Alternative Consideration to which they may be entitled until the end of the Settlement Shares Offer Period.

As the Conversion Price is fixed at the time of issue of the Additional Tier 1 Securities, holders will bear the risk of fluctuation in the value of Ordinary Shares and/or the U.S. dollar and pounds sterling exchange rate

Upon the occurrence of a Trigger Event, the Additional Tier 1 Securities will be automatically converted into Settlement Shares on the Conversion Date. Because a Trigger Event will occur when LBG’s CET1 Ratio will have deteriorated, the Trigger Event will likely be accompanied by a prior deterioration in the market price of LBG’s Ordinary Shares, which may be expected to continue after the occurrence of the Trigger Event. Therefore, if a Trigger Event were to occur, investors would receive Settlement Shares or ADSs at a time when the market price of LBG’s Ordinary Shares is diminished. In addition, there may be a delay in a holder receiving its Settlement Shares or ADSs following a Trigger Event, during which time the market price of LBG’s Ordinary Shares may further decline. See “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”. As a result, the realizable value of the Settlement Shares may be below the Conversion Price. The Conversion Price was fixed on June 12, 2019 at $0.803 per Ordinary Share, and is subject to limited anti-dilution adjustments, as described under “Description of the Additional Tier 1 Securities—Conversion—Anti-dilution Adjustment of the Conversion Price”. Although the market value of the Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price.

In addition, as LBG’s Ordinary Shares are denominated and trade in sterling, the market price of the Additional Tier 1 Securities may also be affected by fluctuations in the U.S. dollar and pounds sterling exchange rate due to the Additional Tier 1 Securities being denominated in U.S. dollars. Upon Automatic Conversion, the Additional Tier 1 Securities will convert into Settlement Shares at the Conversion Price. Fluctuations in the U.S. dollar and pounds sterling exchange rate could therefore affect the realizable value of the Settlement Shares and the cash component of any Alternative Consideration. Furthermore, there may be a delay in a holder receiving its Settlement Shares following a Trigger Event (in particular if LBG elects that the Settlement Share Depository make a Settlement Shares Offer, as the Settlement Shares Offer Period may last up to forty (40) Business Days after the delivery of the

Settlement Shares Offer Notice), during which time the market price of the Ordinary Shares or the exchange rate of pounds sterling against the U.S. dollar may further decline.

Holders of the Additional Tier 1 Securities have limited anti-dilution protection.

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof.

The Conversion Price will be adjusted in the event that there is a consolidation, reclassification, redesignation or subdivision of the Ordinary Shares, an issuance of Ordinary Shares in certain circumstances by way of capitalization of profits or reserves, an Extraordinary Dividend (as defined below) or an issue of Ordinary Shares to shareholders as a class by way of rights, but only in the situations and to the extent provided in “Description of the Additional Tier 1 Securities—Conversion—Anti-dilution Adjustment of the Conversion Price”. These may include any modifications as an Independent Adviser (as defined under “Description of the Additional Tier 1 Securities”) shall determine to be appropriate, including for certain situations falling between the Conversion Date and the Settlement Date. Any New Conversion Price (as defined below) following a Qualifying Relevant Event (as defined under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event”) will be similarly adjusted, subject to any modifications by the Independent Adviser. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Ordinary Shares or that, if a holder of an Additional Tier 1 Security were to have held the Ordinary Shares at the time of such adjustment, such holder would not have benefited to a great extent.

In particular, there will be no adjustment to the Conversion Price if a Non-Qualifying Relevant Event (as defined in “Description of the Additional Tier 1 Securities” below) occurs such as an acquisition of LBG by an entity that is not an Approved Entity or if the New Conversion Condition (each as defined below) is not satisfied. Furthermore, the adjustment events that are included are less extensive than those often included in the terms of other convertible securities. Accordingly, events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Additional Tier 1 Securities.

If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares.

If a Qualifying Relevant Event occurs, then following the Automatic Conversion, the Additional Tier 1 Securities shall become convertible or exchangeable into the share capital of the Acquirer as more fully described under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event” at the New Conversion Price. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and accordingly a Qualifying Relevant Event may have an adverse effect on the value of the Additional Tier 1 Securities.

In addition, LBG and the Acquirer have certain discretion in determining whether a Qualifying Relevant Event has occurred. A Qualifying Relevant Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, LBG and the Acquirer must, not later than seven calendar days following the occurrence of a Relevant Event, enter into arrangements to the satisfaction of LBG for delivery of the Relevant Shares following the Automatic Conversion. If LBG and the Acquirer are unable to enter into such arrangements within this timeframe, the New Conversion Condition would not be satisfied.

If a Non-Qualifying Relevant Event occurs there will be no automatic adjustment to the terms of the Additional Tier 1 Securities and the Additional Tier 1 Securities will remain convertible into unlisted Ordinary Shares of LBG upon an Automatic Conversion. Unlisted Ordinary Shares may be more illiquid than listed Ordinary Shares and may have little or no resale value. Accordingly, a Relevant Event that is not a Qualifying Relevant Event is likely to have an adverse effect on the value of the Additional Tier 1 Securities.

Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.

Subject to the Solvency Condition as described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” being satisfied both immediately prior to and immediately following a redemption, notice being given to the Relevant Regulator and the Relevant Regulator granting permission (to the extent and in the manner required by the Applicable Regulations), the non-occurrence of a Trigger Event and compliance by LBG with any alternative or additional pre-conditions to redemption set out in the relevant Applicable Regulations from time to time, LBG may opt to redeem all, but not some only, of the Additional Tier 1 Securities at their principal amount together with accrued but unpaid interest, excluding any interest which has been canceled or deemed to be canceled:

(i)	at LBG’s option on the First Call Date or on any Reset Date thereafter (each as defined under “Description of the Additional Tier 1 Securities—Payments—Interest Rate”);

(ii)	in the event LBG is obliged to pay Additional Amounts (as defined under “Description of the Additional Tier 1 Securities—Additional Amounts”) in respect of United Kingdom withholding tax (and provided LBG could not avoid the foregoing by taking measures reasonably available to it);

(iii)	upon the occurrence of certain other changes in the treatment of the Additional Tier 1 Securities for tax purposes as described in “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Tax Redemption” including a change in law (or in its application or official interpretation) after the issue date whereby the deductibility for U.K. tax purposes of interest expense on the Additional Tier 1 Securities is removed or reduced or the Additional Tier 1 Securities would no longer be treated as loan relationships for U.K. tax purposes or the Additional Tier 1 Securities (or any part thereof) would become treated as a derivative or an embedded derivative for U.K. tax purposes (and provided that LBG could not avoid the foregoing by taking measures reasonably available to it); and

(iv)	if some or all of the of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group as described in “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Regulatory Event Redemption”.

In addition, any early redemption of any of the Additional Tier 1 Securities may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you. In particular, Article 78(1) of CRR (as amended) provides that a competent authority will grant permission for a redemption or repurchase if either: (i) earlier than or at the same time as such redemption or repurchase, we replace the Additional Tier 1 Securities being redeemed or repurchased with our own funds instruments of equal or higher quality at terms that are sustainable for our income capacity; or (ii) we have demonstrated to the satisfaction of the Relevant Regulator that our own funds and eligible liabilities would, following such redemption or repurchase, exceed the sum of (x) the capital ratios set by Article 92(1) of CRR (broadly, a CET1 capital ratio of 4.5%, a Tier 1 capital ratio of 6% and a total capital ratio of 8%) and (y) the combined buffer, in each case, by a margin that the Relevant Regulator may consider necessary.

It is not possible to predict whether the events referred to above will occur and lead to circumstances in which LBG may elect to redeem the Additional Tier 1 Securities, and if so whether or not LBG will satisfy the conditions, or elect, to redeem the Additional Tier 1 Securities. LBG may also be expected to exercise its option to redeem the Additional Tier 1 Securities on or after the First Call Date if LBG’s funding costs would be lower than the then-prevailing interest rate payable in respect of the Additional Tier 1 Securities. If the Additional Tier 1 Securities are so redeemed, there can be no assurance that holders of the Additional Tier 1 Securities will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Additional Tier 1 Securities. Furthermore, the redemption feature of the Additional Tier 1 Securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the Additional Tier 1 Securities can be redeemed.

LBG may substitute the Additional Tier 1 Securities or vary their terms without holder consent.

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “Description of the Additional Tier 1 Securities—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before or following the First Call Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation, as provided in “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies—Redemption, Purchase, Variation and Substitution— Substitution or Variation”. In the case of a substitution or variation of the terms of the Additional Tier 1 Securities, while the new substituted or modified securities must have terms that are not materially less favorable to an investor than the Additional Tier 1 Securities, there can be no assurance that, whether due to the particular circumstances of each holder of Additional Tier 1 Securities or otherwise, such substituted or modified securities will be as favorable to each holder of Additional Tier 1 Securities in all respects.

The Additional Tier 1 Securities do not contain events of default and the remedies available to holders of the Additional Tier 1 Securities are limited.

The terms of the Additional Tier 1 Securities do not provide for any events of default. Holders of the Additional Tier 1 Securities may not at any time demand repayment or redemption of their Additional Tier 1 Securities, although in a Winding-up or Administration Event occurring prior to a Trigger Event, the holders of the Additional Tier 1 Securities will have a deeply subordinated claim for an amount equal to the principal amount of the Additional Tier 1 Securities plus any accrued interest that has not otherwise been canceled. There is no right of acceleration in the case of non-payment of principal or interest on the Additional Tier 1 Securities or of LBG’s failure to perform any of its obligations under or in respect of the Additional Tier 1 Securities.

The sole remedy in the event of any non-payment of principal under the Additional Tier 1 Securities subject to certain conditions as described under “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies” is that the Trustee, on behalf of the holders of the Additional Tier 1 Securities may, at its discretion, or shall at the direction of the holders of 25% of the aggregate principal amount of the outstanding Additional Tier 1 Securities, subject to applicable laws, institute proceedings for the winding-up of LBG. In the event of a Winding-up or Administration Event, whether or not instituted by the Trustee, the Trustee may evidence any obligations of LBG arising under the Additional Tier 1 Securities in any such Winding-up or Administration Event.

Prior to the occurrence of any Winding-up or Administration Event, the Additional Tier 1 Securities will remain subject to Automatic Conversion upon a Trigger Event and the exercise of any U.K. Bail-in Power will not constitute an Enforcement Event or a Winding-up or Administration Event under the Indenture. LBG is entitled to cancel any interest payment as described under “Description of the Additional Tier 1 Securities—Payments—Interest Cancellation” and such cancellation or deemed cancellation (in each case, in whole or in part) will not constitute an Enforcement Event. If Settlement Shares are not issued and delivered to the Settlement Share Depository following a Trigger Event, the only claim holders will have will be a claim for specific performance to have such Settlement Shares issued, or claims to participate in the liquidation proceeds of LBG.

The remedies under the Additional Tier 1 Securities are more limited than those typically available to LBG’s unsubordinated creditors. For further detail regarding the limited remedies of the Trustee and the holders of the Additional Tier 1 Securities, see “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies”.

The proposed Resolvability Assessment Framework could increase compliance costs and impact market perceptions of LBG and/or the Group and in turn affect the value of the Additional Tier 1 Securities.

The BRRD contains requirements relating to recovery and resolution plans, early supervisory interventions and the resolution of firms (including the introduction of a bail-in tool). The Bank of England and PRA are consulting on a Resolvability Assessment Framework, with full implementation expected by 2021.

The Bank of England has made a commitment to the U.K. parliament that major U.K. banks will be fully resolvable by 2022. To satisfy this commitment, the PRA and Bank of England has published consultation papers setting out the proposed ‘Resolvability Assessment Framework’ for U.K. banks, with full implementation of the framework required by 2021. The Bank of England consultation paper sets out how the Bank of England proposes to assess resolvability, against which it will perform its assurance and publicly disclose the result. The PRA consultation paper contains proposed requirements for banks to carry out realistic assessments of their preparations for resolution, identifying any risks to implementation and their plans to address these. Banks will be required to submit their assessments of their preparation for resolution to the PRA by September 2020 (and every two years following), and to publicly disclose a summary of that assessment from the end of May 2021. This would apply to the largest U.K. banks with at least £50 billion in retail deposits on an individual or consolidated basis including the Group. As part of this framework, the Bank of England issued its final statement of policy on valuation capabilities to support resolvability in June 2018, Compliance with the policy is required by January 2021. In October 2018, the Implementing Technical Standards (“ITS”) with regard to procedures and standard forms and templates, for the provision of information for the purposes of resolution plans for credit institutions, was published in the Official Journal of the European Union. The PRA have stated all non-simplified obligation firms such as the Group will be required to submit the templates on an annual basis in accordance with the ITS. The new rules on the Resolvability Assessment Framework may increase compliance costs and may also affect the way in which LBG and/or the Group is perceived by the market which in turn may affect the value of the Additional Tier 1 Securities.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue, incur or guarantee.

There is no restriction on the amount of securities or other liabilities that LBG may issue, incur or guarantee and which rank senior to, or pari passu with, the Additional Tier 1 Securities. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Additional Tier 1 Securities in a Winding-up or Administration Event and may limit LBG’s ability to meet its obligations under the Additional Tier 1 Securities. In addition, the Additional Tier 1 Securities do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the Additional Tier 1 Securities with similar, different or no Trigger Event provisions.

The Additional Tier 1 Securities are LBG’s exclusive obligations and LBG is structurally subordinated to the creditors of its subsidiaries.

The Additional Tier 1 Securities are LBG’s exclusive obligations. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations under the Additional Tier 1 Securities. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Additional Tier 1 Securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other Tier 1 Capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

As well as the risk of losses in the event of a Group subsidiary’s insolvency, LBG may suffer losses if any of its loans to, or investments in, such a subsidiary are subject to statutory write-down and conversion powers or if the subsidiary is otherwise subject to resolution proceedings. LBG has in the past made, and will continue to make, loans to, and investments in, its subsidiaries with the proceeds received from LBG’s issuance of debt instruments. Such loans to, and investments in, such subsidiary by LBG may have a legal ranking in the insolvency of such subsidiary that corresponds to the legal ranking of such debt instruments of LBG in the insolvency of LBG. Where securities issued by LBG have been structured so as to qualify as capital instruments under CRD IV, the terms of the corresponding on-loan to, or investment in, such subsidiary may be structured to achieve equivalent regulatory capital treatment for such subsidiary. Accordingly, certain of the loans to, and investments made by LBG in such subsidiary, may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or such subsidiary, would automatically result in a write-down or conversion into equity of such loans and investments.

In the event of a Newco Scheme, LBG may without the consent of holders of the Additional Tier 1 Securities, at its option, procure that Newco is substituted under any one or more series of Additional Tier 1 Securities as the issuer of such series. If such a substitution occurs the claims of holders of the Additional Tier 1 Securities will be structurally subordinated to the creditors of the subsidiaries of Newco, including the remaining creditors of LBG.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository and the rights of the holders of the Additional Tier 1 Securities will be limited accordingly.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable. All obligations of LBG under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of LBG’s issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Additional Tier 1 Securities shall be canceled on the applicable Cancellation Date.

Although LBG currently expects that beneficial interests in the Additional Tier 1 Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under an Additional Tier 1 Security during this period may not reflect the market price of such Additional Tier 1 Security or the Settlement Shares. Furthermore, transfers of beneficial interests in the Additional Tier 1 Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Additional Tier 1 Securities is suspended by DTC at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Additional Tier 1 Securities and trading in the Additional Tier 1 Securities may cease.

In addition, LBG has been advised by DTC that it will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities on the Suspension Date. As a result, holders of the Additional Tier 1 Securities will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a holder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Moreover, although the holders will become beneficial owners of the Settlement Shares upon the issuance of such Settlement Shares to the Settlement Share Depository and the Settlement Shares will be registered in the name of the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities), no holder will be able to sell or otherwise transfer any Settlement Shares or ADSs until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Settlement Notice in order to receive delivery of the Settlement Shares, ADSs or Alternative Consideration.

In order to obtain delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, following the Automatic Conversion, a holder must deliver a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) to the Settlement Share Depository. The Settlement Notice must contain certain information, including the holder’s CREST account details or ADS depository account information, as applicable. Accordingly, holders of Additional Tier 1 Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Settlement Shares or the Settlement Share component, if any, of any Alternative Consideration, as applicable, and/or must be a direct or indirect registered ADS holder in order to receive ADSs. If a holder of an Additional Tier 1 Security fails to properly complete and deliver a Settlement Notice on or before the Notice Cut-off Date (as defined in “Description of the Additional Tier 1 Securities” below), the Settlement Share Depository shall continue to hold the relevant Settlement Shares or the Alternative Consideration, as the case may be, until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is or are so validly delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation

Date (as defined below) and any holder of Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration. LBG shall have no liability to any holder of an Additional Tier 1 Security for any loss resulting from such holder not receiving any Settlement Shares, ADSs or Alternative Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such holder failing to submit a valid Settlement Notice on a timely basis or at all.

Prior to the Conversion Date, holders will not be entitled to any rights with respect to the Ordinary Shares or ADSs, but will be subject to all changes made with respect to the Ordinary Shares or ADSs.

The exercise of voting rights and rights related thereto with respect to any Ordinary Shares or ADSs is only possible after delivery of the Settlement Shares following the Conversion Date and the registration of the person entitled to the Settlement Shares in LBG’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the articles of association of LBG. For further information, see “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”.

As a result of holders receiving Settlement Shares or ADSs upon a Trigger Event, they are particularly exposed to changes in the market price of the Ordinary Shares or ADSs.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Additional Tier 1 Securities may look to sell Ordinary Shares or ADSs (as the case may be) in anticipation of taking a position in, or during the term of, the Additional Tier 1 Securities. This could drive down the price of the Ordinary Shares and/or ADSs. Since the Additional Tier 1 Securities will mandatorily convert into a variable number of Settlement Shares upon a Trigger Event, the price of the Ordinary Shares and/or ADSs may be more volatile if LBG is trending toward a Trigger Event.

Receipt by the Settlement Share Depository of the Settlement Shares shall be good and complete discharge of LBG’s obligations in respect of the Additional Tier 1 Securities.

Following a Trigger Event, the relevant Settlement Shares will be issued and delivered by LBG to the Settlement Share Depository, which subject to a Settlement Shares Offer, will hold the Settlement Shares on behalf of the holders of the Additional Tier 1 Securities. Receipt by the Settlement Share Depository of the Settlement Shares shall result in the complete and irrevocable discharge of LBG’s obligations in respect of the Additional Tier 1 Securities and a holder shall, with effect on and from the Conversion Date, only have recourse to the Settlement Share Depository for the delivery to it of the relevant Settlement Shares, the deposit of the relevant ADSs or, if LBG elects that a Settlement Shares Offer be made as described under “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures—Settlement Shares Offer”) below, of any Alternative Consideration to which such holder is entitled as described herein. LBG shall not have any liability for the performance of the obligations of the Settlement Share Depository.

In addition, LBG has not yet appointed a Settlement Share Depository and LBG may not be able to appoint a Settlement Share Depository if the Automatic Conversion occurs. In such a scenario, LBG would inform holders of the Additional Tier 1 Securities via DTC or the Trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Additional Tier 1 Securities. For example, such arrangements may involve holders of the Additional Tier 1 Securities having to wait longer to receive their Settlement Shares, ADSs or Alternative Consideration than would be the case under the arrangements expected to be entered into with a Settlement Share Depository. Under these circumstances, LBG’s issuance of the Settlement Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete and irrevocable release of all of LBG’s obligations in respect of the Additional Tier 1 Securities.

The Indenture contains provisions which may permit modification of the Additional Tier 1 Securities without the consent of all investors.

The Indenture contain provisions permitting modifications and amendments to the Additional Tier 1 Securities without the consent of holders of the Additional Tier 1 Securities in certain instances, and with the consent of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities in other circumstances. Decisions by such holders of the Additional Tier 1 Securities will bind all holders of the Additional Tier 1 Securities including holders of the Additional Tier 1 Securities who did not attend and vote at the relevant meeting and holders of the Additional Tier 1 Securities who voted in a manner contrary to the majority. For further information, see “Description of the Additional Tier 1 Securities—Modification and Amendments”.

The Additional Tier 1 Securities are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Additional Tier 1 Securities are complex financial instruments that involve a high degree of risk. As a result, an investment in the Additional Tier 1 Securities and the Settlement Shares issuable following a Trigger Event will involve certain increased risks. Each potential investor of the Additional Tier 1 Securities must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Additional Tier 1 Securities, the merits and risks of investing in the Additional Tier 1 Securities and the information contained or incorporated by reference in this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Additional Tier 1 Securities and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Additional Tier 1 Securities, including where the currency for principal or interest payments, i.e., U.S. dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Additional Tier 1 Securities could be lost, including following the exercise by the relevant U.K. resolution authority of any U.K. Bail-in Power;

(iv)	understand thoroughly the terms of the Additional Tier 1 Securities, such as the provisions governing the Automatic Conversion (including, in particular, calculation of the CET1 Ratio, as well as under what circumstances a Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets, including the possibility that the Additional Tier 1 Securities may become subject to write down or conversion if LBG should become non-viable; and

(v)	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Additional Tier 1 Securities unless they have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Additional Tier 1 Securities will perform under changing conditions, the resulting effects on the likelihood of the Automatic Conversion into Settlement Shares and the value of the Additional Tier 1 Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this offering memorandum or incorporated by reference herein.

The market value of the Additional Tier 1 Securities may be influenced by unpredictable factors.

Many factors, most of which are beyond LBG’s control, will influence the value of the Additional Tier 1 Securities and the price, if any, at which securities dealers may be willing to purchase or sell the Additional Tier 1 Securities in the secondary market, including:

•	the trading price of LBG’s Ordinary Shares and/or ADSs;

•	the creditworthiness of LBG and, in particular, the level of LBG’s CET1 Ratio from time to time;

•	supply and demand for the Additional Tier 1 Securities; and

•	economic, financial, political or regulatory events or judicial decisions that affect LBG or the financial markets generally.

Accordingly, if a holder sells its Additional Tier 1 Securities in the secondary market, it may not be able to obtain a price equal to the principal amount of the Additional Tier 1 Securities or a price equal to the price that it paid for the Additional Tier 1 Securities.

Changes in law may adversely affect the rights of holders of the Additional Tier 1 Securities or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Regulatory Event or a Tax Event would entitle LBG, at its option, to redeem the Additional Tier 1 Securities, in whole but not in part, as more particularly described under “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Regulatory Event Redemption” and “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Tax Redemption”, respectively. See also “—Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.”

In addition, from time to time regulators propose or consider legislation and rulemaking which may affect the Group’s business, the rights of holders of the Additional Tier 1 Securities and the market value of the Additional Tier 1 Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Additional Tier 1 Securities, or changes that could have a significant impact on the future legal entity structure, business mix (including potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Additional Tier 1 Securities.

These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore LBG’s, performance and financial condition, which could in turn affect the levels of CET1 Capital and Risk Weighted Assets and, therefore, the resulting fully loaded CET1 Ratio. Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Additional Tier 1 Securities and, therefore, affect the trading price of the Additional Tier 1 Securities given the extent and impact on the Additional Tier 1 Securities that one or more regulatory or legislative changes, including those described above, could have on the Additional Tier 1 Securities. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the Additional Tier 1 Securities which could be material.

The final texts relating to CRR2 were published in the Official Journal of the European Union on June 7, 2019 and will enter into force 20 days thereafter. The majority of the rules are expected to apply from 18 months after that date. However, the principal rules brought into force by the amended CRD IV will apply from two years after that date.

There is no established trading market for the Additional Tier 1 Securities and one may not develop.

The Additional Tier 1 Securities will have no established trading market when issued and, although admission to the Official List and trading on the Global Exchange Market of Euronext Dublin is expected to begin after the initial delivery of the Additional Tier 1 Securities, a market may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Automatic Conversion and U.K. Bail-in Power. These types of securities may have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Additional Tier 1 Securities.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Additional Tier 1 Securities could cause the liquidity or market value of the Additional Tier 1 Securities to decline.

Upon issuance, the Additional Tier 1 Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, LBG is under no obligation to ensure the Additional Tier 1 Securities are rated by any rating agency and any rating initially assigned to the Additional Tier 1 Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to LBG’s business, so warrant. If LBG determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Additional Tier 1 Securities. Notwithstanding the foregoing, rating agencies may provide unsolicited ratings on the Additional Tier 1 Securities that could cause the market value or liquidity of the Additional Tier 1 Securities to decline.

The Additional Tier 1 Securities are not considered investment grade by some of the rating agencies and are subject to certain risks associated with non-investment grade securities.

The Additional Tier 1 Securities, upon issuance, will not be considered to be investment grade securities by some of the rating agencies, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for LBG or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Additional Tier 1 Securities.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the Additional Tier 1 Securities. The ratings may not reflect the potential impact of all risks related to structure, market, Automatic Conversion, U.K. Bail-in Power, additional factors discussed above and other factors that may affect the value of the Additional Tier 1 Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Holders may be obliged to make a take-over bid following a Trigger Event if they take delivery of Settlement Shares.

Upon the occurrence of a Trigger Event, holders receiving Settlement Shares from the Settlement Share Depository may have to make a take-over bid addressed to the shareholders of LBG pursuant to the rules of The City Code on Takeovers and Mergers implementing the Takeovers Directive (2004/25/EC) by means of Part 28 of the United Kingdom Companies Act if their aggregate holdings in LBG exceed 30% of the voting rights in LBG as a result of the Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares.

Holders of the Additional Tier 1 Securities may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Additional Tier 1 Securities to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Holders may be subject to disclosure obligations and/or may need approval by the Relevant Regulator.

As the Additional Tier 1 Securities are mandatorily convertible into Settlement Shares following a Trigger Event, an investment in the Additional Tier 1 Securities may result in holders of the Additional Tier 1 Securities, following such Automatic Conversion, having to comply with certain disclosure and/or approval requirements pursuant to laws and regulations applicable in the United Kingdom. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, LBG (and the FCA) must be notified by a person when the percentage of voting rights in LBG controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Settlement Shares are Ordinary Shares of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Additional Tier 1 Securities themselves (or the Settlement Shares) above certain levels may require the holder of the voting Additional Tier 1 Securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence by holders of substantial fines and/or suspension of voting rights associated with the Settlement Shares. Each potential investor should consult its legal advisers as to the terms of the Additional Tier 1 Securities and the level of holding it would have if it receives Settlement Shares following a Trigger Event.

A holder of an Additional Tier 1 Security may be subject to taxes following the Automatic Conversion.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A holder of an Additional Tier 1 Security must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

The Additional Tier 1 Securities are not bank deposits.

An investment in the Additional Tier 1 Securities is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of the Additional Tier 1 Securities are expected to reflect the additional risks borne by investors therein when compared to those of depositors. For example, the Additional Tier 1 Securities do not benefit from any protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council on deposit guarantee schemes or any national implementing measures implementing such directive in any jurisdiction (such as the U.K. Financial Services Compensation Scheme or the U.S. Federal Deposit Insurance Corporation). Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, given that the Additional Tier 1 Securities are not bank deposits, they may be subject to the capital instruments write-down and conversion power and would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Additional Tier 1 Securities— If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares”.

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price even though you do not receive a corresponding cash distribution.

The Conversion Price is subject to adjustment in certain circumstances, as described under “Description of Additional Tier 1 Securities —Conversion—Anti-dilution Adjustment of the Conversion Price”. If, as a result of adjustments (or failure to make adjustments), a U.S. investor’s proportionate interest in LBG’s assets or earnings were deemed to be increased for U.S. federal income tax purposes (including in the case of adjustments for cash dividends), such U.S. investor would be treated as having received a taxable distribution for these purposes, even though the U.S. investor had not received any cash or property upon any such adjustment. See “Taxation Considerations—Material U.S. Federal Income Tax Considerations—Taxation of the Additional Tier 1 Securities—Adjustments to the Conversion Price” for a further discussion of these U.S. federal tax implications.

Potential FATCA withholding.

Under certain provisions of the Code and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the United Kingdom) together with expected local country implementing legislation, certain payments made in respect of the Additional Tier 1 Securities may be subject to withholding (“FATCA withholding”).

LBG (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the Additional Tier 1 Securities to the extent that such payments are “foreign passthru payments,” made to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the IRS pursuant to FATCA or otherwise established an exemption from FATCA, and other holders that fail to provide sufficient identifying information to LBG or any relevant intermediary. The term “foreign passthru payment” is not yet defined. It is not clear whether and to what extent payments on the Additional Tier 1 Securities will be considered foreign passthru payments subject to FATCA withholding or how intergovernmental agreements will address foreign passthru payments (including whether withholding on foreign passthru payments will be required under such agreements). Withholding on foreign passthru payments will not apply prior to the date that is two years after the publication of the final regulations defining “foreign passthru payments”. Holders of the Additional Tier 1 Securities should consult their tax advisers as to how these rules may apply to payments they receive under the Additional Tier 1 Securities.

Limitation on gross-up obligation under the Additional Tier 1 Securities.

LBG’s obligation to pay additional amounts in respect of any withholding or deduction for or on account of United Kingdom taxes under the terms of the Additional Tier 1 Securities applies only to payments of interest due and paid under the securities and not to payments of principal, and only to the extent LBG has sufficient Distributable Items. As such, LBG would not be required to pay any additional amounts under the terms of the Additional Tier 1 Securities to the extent any withholding or deduction applied to payments of principal or to the extent it did not have sufficient Distributable Items. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Additional Tier 1 Securities, or LBC did not have sufficient Distributable Items, owners may receive less than the full amount due under the Additional Tier 1 Securities and their fair market value may be adversely affected.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Additional Tier 1 Securities.

Use of Proceeds

The net proceeds from the sale of the Additional Tier 1 Securities, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $450,600, are estimated to be $495,549,400. These proceeds will be used for general corporate purposes.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at March 31, 2019 is set out in Form 6-K dated May 2, 2019, which is incorporated by reference herein.

Description of the Additional Tier 1 Securities

The following is a summary of certain terms of the Additional Tier 1 Securities. It supplements the description of the general terms of the Capital Securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Capital Securities” and “Description of Certain Provisions Relating to Debt Securities and Capital Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The following is a summary of certain terms of the Fixed Rate Reset Additional Tier 1 Securities offered hereby (referred to herein as the “Additional Tier 1 Securities”). The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Capital Securities Indenture dated as of March 6, 2014 (the “Base Indenture”), between us as issuer and The Bank of New York Mellon, acting through its London Branch as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture which we expect to be dated as of the Settlement Date (the “Third Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), under which the Additional Tier 1 Securities are to be issued.

The Additional Tier 1 Securities and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions which are governed by, and shall be construed in accordance with, Scots law. The terms of the Additional Tier 1 Securities include those stated in the Indenture and any supplements or amendments thereto, and those terms made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “TIA”). The Bank of New York Mellon, acting through its London Branch, will serve as Trustee under the Indenture and will initially act as Paying Agent, and The Bank of New York Mellon, acting through its London Branch, will act as Calculation Agent for the Additional Tier 1 Securities.

The Additional Tier 1 Securities will constitute our direct, unsecured and subordinated obligations and will rank pari passu without any preference among themselves.

The Additional Tier 1 Securities will be issued in an aggregate principal amount of up to $500,000,000. We will issue the Additional Tier 1 Securities in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to the Automatic Conversion (as defined below), the aggregate Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall be equal to such Additional Tier 1 Security’s principal amount. Following the Automatic Conversion, the principal amount of each Additional Tier 1 Security shall be zero (as described below under “—Conversion—Conversion Procedures”) but the Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall remain unchanged.

Upon issuance, the Additional Tier 1 Securities will be represented by one or more fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”). You will hold a beneficial interest in the Additional Tier 1 Securities through the DTC and its participants. LBG expects to deliver the Additional Tier 1 Securities through the facilities of the DTC on June 19, 2019. For a more detailed summary of the form of the Additional Tier 1 Securities and settlement and clearance arrangements, see “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Indirect holders trading their beneficial interests in the Additional Tier 1 Securities through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of the DTC, including those of its indirect participants, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”). Definitive securities will only be issued in limited circumstances described under “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Payment of principal of and interest, if any, on the Additional Tier 1 Securities, so long as the Additional Tier 1 Securities are represented by the Global Notes, will be made in immediately available funds. Beneficial interests in the Global Notes will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds. LBG currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date (each as defined below).

Payments

Interest Rate

From and including June 19, 2019 (the “Issue Date”) to but excluding June 27, 2026 (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 6.750% per annum. The First Call Date and every fifth anniversary thereafter shall be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date (each such period, a “Reset Period”) the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the applicable U.S. Treasury Rate (such term subject to the provisions described under “—Determination of Subsequent Interest Rate”) and 4.815%, such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (each a “Reset Rate of Interest”). Subject to the provisions under “—Interest Cancellation”, “—Conversion—Automatic Conversion” and “—Ranking and Liquidation Distribution”, interest, if any, will be payable quarterly in arrears (with a long first interest period) on March 27, June 27, September 27 and December 27 of each year, commencing on September 27, 2019 (each, an “Interest Payment Date”). The regular record dates for the Additional Tier 1 Securities will be the fifth calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”).

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, Calculation Agent, the Trustee, the Paying Agent and on the holders of the Additional Tier 1 Securities.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half-cent being rounded upwards).

Notwithstanding the foregoing, if any Reset Rate of Interest determined for a Reset Period in accordance with the foregoing provisions would otherwise be lower than 0% per annum, the Reset Rate of Interest for such Interest Period will be 0% per annum.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If any scheduled redemption date is not a Business Day, we may pay interest, if any, and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date.

Interest shall be calculated by the Calculation Agent on the basis of the 30/360 day count fraction (and rounding the resulting figure to the nearest cent (half a cent being rounded upwards)). For this purpose “30/360” means, in respect of any period, the number of days in the relevant period, from and including the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360 day year consisting of 12 months of 30 days each, divided by 360.

The term “Business Day” means any day (other than a Saturday, a Sunday or a public holiday) on which commercial banks and foreign exchange markets are open for business in both London, England, and in New York City.

The term “Reset Determination Date” means the second Business Day immediately preceding the relevant Reset Date.

Determination of Subsequent Interest Rate

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date for such Reset Date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date.

The U.S. Treasury Rate shall be calculated by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to LBG equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury Constant Maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Calculation Agent” means The Bank of New York Mellon, acting through its London Branch, or its successor appointed by LBG pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, dated as of the date hereof.

“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by LBG with a maturity date on or about the last day of such Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date for such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by LBG (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

Interest Cancellation

Subject to the solvency condition described under “—Solvency Condition” below, the availability of Distributable Items (as defined under “—Availability of Distributable Items” below), Automatic Conversion as described under “—Conversion—Automatic Conversion” and a Winding-up or Administration Event as described under “—Ranking and Liquidation Distribution”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of its discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or the portion thereof not paid, shall not be or become due and payable.

Such canceled interest shall not accumulate or be due and payable at any time thereafter and holders and beneficial owners of the Additional Tier 1 Securities shall not have any right to or claim against LBG with respect to such interest amount.

Any such cancellation shall not constitute a default and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Because the Additional Tier 1 Securities are intended to qualify as additional tier 1 capital under CRD IV, LBG may cancel, in whole or in part, any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, LBG may use such canceled payments without restriction to meet its other obligations as they become due.

In addition, the Additional Tier 1 Securities will cease to bear interest from, and including, the date of any redemption of the Additional Tier 1 Securities as described under “—Redemption, Purchase, Variation and Substitution” unless payment and performance of all amounts and obligations due by LBG in respect of the Additional Tier 1 Securities is not properly and duly made, in which event interest shall continue to accrue on the Additional Tier 1 Securities until payment and performance of all amounts and obligations has been properly and duly made (subject to LBG’s discretion to cancel all interest payments).

Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, as described under “—Conversion—Automatic Conversion” below or a Winding-up or Administration Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event, or Winding-up or Administration Event (as defined under “—Ranking and Liquidation Distribution”), as the case may be, and shall not become due and payable at any time.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Payments Subject to Laws

Payments under the Additional Tier 1 Securities will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which LBG or its Paying Agents agree to be subject and LBG will not, save as provided under “—Additional Amounts”, be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the holders of the Additional Tier 1 Securities in respect of such payments.

Solvency Condition

Other than in a Winding-up or Administration Event (as defined below) or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

For these purposes, LBG shall be considered to be solvent at a particular point in time if:

(i)	it is able to pay its debts owed to its Senior Creditors (as defined under “—Ranking and Liquidation Distribution” below) as they fall due; and

(ii)	its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.

An officer’s certificate as to LBG’s solvency shall, unless there is manifest error, be treated and accepted by us, the Trustee and any holder or beneficial owner of the Additional Tier 1 Securities as correct and sufficient evidence that the Solvency Condition is or is not satisfied. For the avoidance of doubt, if LBG fails to make a payment because the Solvency Condition is not (or following such payment would not be) satisfied, that payment shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Availability of Distributable Items

LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for (by way of deduction) in determining the Distributable Items.

In addition, LBG shall not be permitted to pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Article 141(2) of the Directive (as defined below) (or any provision of applicable law transposing or implementing Article 141(2) of the Directive, as amended or replaced) and which are required under the Applicable Regulations to be taken into account for this purpose, the Maximum Distributable Amount, if any, then applicable to the Group to be exceeded. For these purposes, “Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Group required to be calculated in accordance with Article 141 of the Directive or as the case may be, any provision of applicable law transposing or implementing the Directive, as amended or replaced, or any equivalent or similar provision of the Applicable Regulations which require a maximum distributable amount to be calculated if LBG or the Group are failing to meet any capital adequacy requirement.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments, less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of the consolidated accounts.

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or to LBG and its subsidiaries).

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time (the “Directive”) and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as the same may be amended or replaced from time to time (the “Regulation”).

“Relevant Regulator” means the Prudential Regulation Authority or any successor or other authority having primary responsibility for the prudential supervision of LBG and the Group.

Agreement to Interest Cancellation

By acquiring the Additional Tier 1 Securities, holders and beneficial owners of the Additional Tier 1 Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at its sole discretion and/or deemed canceled in whole or in part; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “—Interest Cancellation”, “—Solvency Condition”, “—Availability of Distributable Items”, “—Conversion—Automatic Conversion” and “—Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, LBG shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the Additional Tier 1 Securities through DTC (or, if the Additional Tier 1 Securities are held in definitive form, to the holders directly at their addresses shown on the register for the Additional Tier 1 Securities) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders or beneficial owners of the Additional Tier 1 Securities any rights as a result of such failure.

Ranking and Liquidation Distribution

The Additional Tier 1 Securities will constitute LBG’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders and beneficial owners of the Additional Tier 1 Securities in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors (as defined below).

Winding-up prior to a Trigger Event

If at any time prior to the date on which a Trigger Event occurs:

(i)	an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of the Additional Tier 1 Securities of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)	an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend

(each, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of the Additional Tier 1 Security if, throughout such Winding-up or Administration Event, such holder of the Additional Tier 1 Security was the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

“Senior Creditors” means creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders or beneficial owners of the Additional Tier 1 Securities) in a Winding-up or Administration Event occurring prior to a Trigger Event.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event.

Winding-up following a Trigger Event

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

General

As a consequence of these subordination provisions, if a Winding-up or Administration Event occurs, each holder of the Additional Tier 1 Securities may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of its subordinated liabilities. If upon any Winding-up or Administration Event the amount payable on the Additional Tier 1 Securities and any claims ranking equally with them are not paid in full, the Additional Tier 1 Securities and other claims ranking equally will share ratably in any distribution of LBG’s assets in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the Additional Tier 1 Securities, the holder might not be entitled in those proceedings to a recovery in U.S.

dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, LBG is a holding company and as such the principal sources of our income are from operating subsidiaries which also hold the principal assets of the Group. As a result, LBG is dependent on the remittance of profits and other funds from its subsidiaries to meet its obligations, including our obligations in respect of the Additional Tier 1 Securities. LBG’s right to participate in the assets of our subsidiaries if such subsidiaries are liquidated will generally be subject to the prior claims of such subsidiary’s creditors.

Waiver of Set-Off

Subject to applicable law, no holder or beneficial owner of the Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each holder and each beneficial owner of the Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the previous sentence, if any amount owing to any holder of any Additional Tier 1 Security by LBG in respect of, or arising under or in connection with the Additional Tier 1 Securities is discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of its winding-up or administration, the liquidator or, as appropriate, administrator of LBG) and, until such time as payment is made, shall hold an amount equal to such amount in trust for LBG (or the liquidator or, as appropriate, administrator of LBG) and accordingly any such discharge shall be deemed not to have taken place.

Additional Amounts

All payments of principal and/or interest and/or any other amounts to holders of the Additional Tier 1 Securities by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, LBG shall pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the holders of the Additional Tier 1 Securities of the sums of interest which would have been received (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities; except that no such Additional Amounts shall be payable with respect to any Additional Tier 1 Security:

(a)	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such Additional Tier 1 Security by reason of such holder having some connection with the United Kingdom other than the mere holding of such Additional Tier 1 Security; or

(b)	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by such holder by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom; or

(c)	presented or surrendered for payment (where presentation or surrender is required) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(d)	where the deduction or withholding is imposed by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(e)	any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest payment on the Additional Tier 1 Securities to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any U.K. taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts with respect to interest on the Additional Tier 1 Securities, had it been the holder.

Redemption, Purchase, Variation and Substitution

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date.

Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Optional Redemption

The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on the First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled as described under “—Interest Cancellation” above (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Additional Tier 1 Securities will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1)	as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “—Additional Amounts” above and/or

(2)	a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs are recognized in its financial statements) in respect of the Additional Tier 1 Securities in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

•	prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Settlement Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

•	result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Tax Event has occurred and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

Regulatory Event Redemption

If at any time a Regulatory Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, becoming effective on or after the Issue Date, some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Regulatory Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event has occurred and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

Purchase

Any purchase of the Additional Tier 1 Securities by or on behalf of LBG or any of its subsidiaries is subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below. Subject to applicable law in force at the relevant time, including the Applicable Regulations and U.S. federal securities law, LBG or any of its subsidiaries may, directly or indirectly, purchase the Additional Tier 1 Securities at any price in the open market or by tender or by private agreement. Any Additional Tier 1 Securities so purchased beneficially for the account of LBG or any of its subsidiaries (other than in connection with dealing in securities) will be treated as canceled and will no longer be issued and outstanding.

Substitution or Variation

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “ —Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before, on or following the First Call Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Notice of any substitution or variation of the Additional Tier 1 Securities due to the occurrence of a Tax Event or Regulatory Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable) in accordance with “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Additional Tier 1 Securities and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event or Tax Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

“Compliant Securities” means securities issued directly by LBG that:

(a)	have terms not materially less favorable to an investor than the terms of the Additional Tier 1 Securities (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further enquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b)	subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to additional tier 1 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Additional Tier 1 Securities; (3) rank pari passu with the ranking of the Additional Tier 1 Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled (but without prejudice to the right of LBG to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve the obligations (including the obligations arising from the exercise of any right) of LBG as to payments of principal in respect of the Additional Tier 1 Securities, including (without limitation) as to the timing and amount of such payments; and (6) contain terms providing for the conversion of the Additional Tier 1 Securities, the cancellation of payments of interest thereon or write-down of the principal of the Additional Tier 1 Securities only if such terms are not materially less favorable to an investor than the terms of the Additional Tier 1 Securities;

(c)	are (1) listed on the Global Exchange Market of Euronext Dublin or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG and;

(d)	where the Additional Tier 1 Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Additional Tier 1 Securities as described above is subject to:

(i)	LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)	in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) LBG having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG; or (B) LBG having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption or purchase, exceed its minimum capital requirements (including any capital buffer requirements) by a margin that the Relevant Regulator considers necessary at such time;

(iii)	in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(iv)	in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date;

(v)	a Trigger Event not having occurred; and

(vi)	in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the TIA.

Any refusal by the Relevant Regulator to give its permission as contemplated above shall not constitute a default for any purpose.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the redemption, purchase, substitution or variation only after compliance with one or more alternative or additional pre-conditions to those set out above, LBG shall instead comply with such other and/or, as appropriate, additional pre-condition(s).

Notice of any redemption of the Additional Tier 1 Securities will be given in accordance with “—Notice” below. Any redemption notice will state:

•	the redemption date;

•	that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture as described in this prospectus, become due and payable upon each Additional Tier 1 Security being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

•	the place or places where the Additional Tier 1 Securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Additional Tier 1 Securities.

If LBG has elected to redeem, substitute or vary the Additional Tier 1 Securities in accordance with the provisions described in this prospectus, but in each case such conditions have not been satisfied on the applicable date for redemption, substitution or variation (as applicable), the notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall have no force and effect and no such redemption, substitution or variation shall occur.

In addition, if LBG has elected to redeem, substitute or vary the Additional Tier 1 Securities and:

(i)	(in the case of redemption only) the Solvency Condition is not (or, if payment were made, would not be) satisfied in respect of the relevant payment on the date scheduled for redemption; or

(ii)	(in any case) prior to the redemption, substitution or variation a Trigger Event occurs,

the relevant notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall be of no force and effect, no such redemption, substitution or variation shall occur and LBG shall give notice thereof to the holders in accordance with “—Notice” below, and to the Trustee, as soon as reasonably practicable (but failure to give such notice shall not constitute a default for any purpose nor shall it affect the rescission of the original notice of redemption, substitution or variation (as the case may be)).

Further, no notice of redemption, substitution or variation shall be given following a determination that a Trigger Event has occurred.

Conversion

Automatic Conversion

Upon the occurrence of the Trigger Event, all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released on the Conversion Date (and under no circumstances shall LBG’s released obligations be reinstated) in consideration of the issuance by LBG of Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein (the “Automatic Conversion”). The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date. Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event and shall not become due and payable at any time.

The Additional Tier 1 Securities are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Additional Tier 1 Securities.

If LBG has been unable to appoint a Settlement Share Depository, it shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the holders and beneficial owners of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Settlement Shares to another independent nominee or to the holders and beneficial owners of the Additional Tier 1 Securities directly, which issuance and delivery shall be in consideration for the irrevocable and automatic release of all of LBG’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Additional Tier 1 Securities and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event (and shall be no later than one month following the occurrence of the relevant Trigger Event, or such shorter period as the Relevant Regulator may require).

A “Trigger Event” shall occur as at any date if the CET1 Ratio is less than 7.00% on such date, as determined by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator.

“CET1 Ratio” means, at any date, the ratio of the Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“CET1 Capital” means, at any date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and holders and beneficial owners of the Additional Tier 1 Securities).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the Regulation (as may be amended from time to time) in accordance with the Applicable Regulations as at the time such measure is determined.

“Risk Weighted Assets” means, at any date, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by LBG in accordance with the Applicable Regulations applicable to the Group as at such date.

Following the occurrence of the Trigger Event, LBG shall deliver notice thereof to the Trustee and the holders of the Additional Tier 1 Securities (the “Conversion Trigger Notice”) in accordance with “—Notice” below and within five (5) Business Days (or such shorter period as the Relevant Regulator may require) after the date on which such determination is made. The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by LBG to DTC (or if the Additional Tier 1 Securities are held in definitive form, to the holders of the Additional Tier 1 Securities directly).

The determination as to whether a Trigger Event has occurred shall be made by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator. Any such determination shall be binding on LBG, the Trustee and the holders and the beneficial owners of the Additional Tier 1 Securities. Upon its determination that a Trigger Event has occurred, LBG shall immediately inform the Relevant Regulator of the occurrence of a Trigger Event, and shall, prior to giving the Conversion Trigger Notice, deliver to the Trustee a certificate stating that the Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

The Conversion Trigger Notice shall specify (i) the CET1 Ratio, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “—Anti-dilution Adjustment of the Conversion Price” below up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if LBG has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, ADSs or any Alternative Consideration to the holders of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, and (v) that the Additional Tier 1 Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Additional Tier 1 Securities may continue to be transferable until the Suspension Date.

Promptly following its receipt of the Conversion Trigger Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Conversion Trigger Notice to its Reorganization Inquiry for Participants System.

Notwithstanding anything to the contrary, once LBG has delivered a Conversion Trigger Notice following the occurrence of a Trigger Event, (i) subject to the right of holders and beneficial owners of the Additional Tier 1 Securities relating to a breach of Performance Obligation in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Trigger Event and the holders and beneficial owners of the Additional Tier 1 Securities shall have no rights whatsoever under the Indenture or the Additional Tier 1 Securities to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any holder or beneficial owner of the Additional Tier 1 Securities in such direction or related to such direction, any direction previously given to the Trustee by any holder or beneficial owner of the Additional Tier 1 Securities shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of holders and beneficial owners of the Additional Tier 1 Securities with respect to any payments under the Additional Tier 1 Securities that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by LBG to act otherwise.

Conversion upon the Occurrence of a Relevant Event

If a Qualifying Relevant Event occurs, the Additional Tier 1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion” above at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by LBG of such number of Settlement Shares as set forth under “—Automatic Conversion” above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of LBG’s obligations under the Additional Tier 1 Securities (but shall be without prejudice to the rights of the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition” below). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to deliver the Relevant Shares to the Settlement Share Depository as aforesaid. For the avoidance of doubt, LBG may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

The New Conversion Price shall be subject to adjustments as described under “—Anti-dilution Adjustment of the Conversion Price” below and in accordance with the Indenture, with such modifications as an Independent Adviser shall determine to be appropriate, and LBG shall give notice to holders of the New Conversion Price and of any such modifications and amendments in accordance with “—Notice” below.

In the case of a Qualifying Relevant Event:

(1)	LBG shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Additional Tier 1 Securities and the Indenture) as may be required to ensure that, with effect from the New Conversion Condition Effective Date, the Additional Tier 1 Securities shall (following the occurrence of a Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended) at the New Conversion Price;

(2)	LBG shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended).

Within 10 days following the occurrence of a Relevant Event, LBG shall give notice thereof to the holders of the Additional Tier 1 Securities (a “Relevant Event Notice”), with a copy to the Trustee, in accordance with “—Notice” below.

The Relevant Event Notice shall specify:

(1)	the identity of the Acquirer;

(2)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event; and

(3)	in the case of a Qualifying Relevant Event, the New Conversion Price.

“Acquirer” means the person which, following a Relevant Event, controls LBG.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1 (21) of Directive 2014/65/EU of the European Parliament and of the Council on markets in financial instruments.

“Governmental Entity” means (i) the United Kingdom government, (ii) an agency of the United Kingdom government or (iii) a person or entity (other than a body corporate) controlled by the United Kingdom government or any such agency referred to in (ii). If LBG is then organized in another jurisdiction, the references to “United Kingdom government” shall be read as references to the government of such other jurisdiction.

The “New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Relevant Event where the Acquirer is an Approved Entity, LBG shall have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by LBG in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of the Ordinary Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon

(London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser of international repute appointed by LBG shall in good faith prescribe.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquirer is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state (including, without limitation, the main market of the London Stock Exchange).

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of LBG (other than as a result of a Newco Scheme).

For the purposes of the definition of “Relevant Event”, “control” means:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of the issued Ordinary Shares of LBG; or

(b)	the right to appoint and/or remove all or the majority of the members of the Board of Directors of LBG, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise, and “controlled” shall be construed accordingly.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which (a) is listed and admitted to trading on a Regulated Market and (b) is not share capital which, if the Additional Tier 1 Securities were to convert into such share capital in accordance with the conditions of the Additional Tier 1 Securities, would cause a Relevant Tax Effect in circumstances where, if the Additional Tier 1 Securities were instead to convert into Ordinary Shares, such conversion into Ordinary Shares would not cause a Relevant Tax Effect.

“Relevant Tax Effect” means a circumstance, as at the Issue Date or at any time thereafter, that the Additional Tier 1 Securities fall outside the definition of “hybrid capital instrument” in Section 475C of the Corporation Tax Act 2009.

No Change to the Terms on Non-Qualifying Relevant Event

If a Non-Qualifying Relevant Event occurs (including if the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to the terms of the Additional Tier 1 Securities whether in the manner provided for above in respect of a Qualifying Relevant Event, or at all, and therefore the provisions above under “—Automatic Conversion” shall continue to apply and references herein to “Settlement Shares” and “Ordinary Shares” will continue to refer to ordinary shares of LBG.

Conversion Price

The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be $0.803, subject to the adjustments described under “—Anti-dilution Adjustment of the Conversion Price” below (the “Conversion Price”). As of June 12, 2019, the initial Conversion Price is equivalent to a price of £0.633, translated into U.S. dollars at an exchange rate of £1.000=$1.269, and rounded down to 3 decimal places.

In addition to or as an alternative to any Settlement Shares Offer, LBG may (but is not obliged to) procure that a share sale facility is established by the Settlement Share Depository or another third party following a Trigger Event to enable holders of the Additional Tier 1 Securities (at their option) to sell any Settlement Shares which they are entitled to receive from the Settlement Share Depository. If such a share sale facility is established, LBG would also expect to provide a preferential allocation to existing shareholders of LBG, where in LBG’s sole discretion it considers it practicable to do so and subject to applicable laws and regulations.

Anti-dilution Adjustment of the Conversion Price

References to the Conversion Price and Ordinary Shares below shall be deemed to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events below, subject to any modifications as an Independent Adviser shall determine to be appropriate.

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(ii)	If and whenever LBG shall issue any Ordinary Shares to shareholders as a class credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the shareholders of LBG would or could otherwise have elected to receive, (2) where the shareholders of LBG may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the shareholders of LBG, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)	If and whenever LBG shall pay any Extraordinary Dividend to shareholders of LBG, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iii), (A) the first date on which the Ordinary Shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this sub-paragraph (iii).

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by LBG to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares which is to be paid or made to LBG’s shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to LBG’s shareholders upon or in connection with a reduction of capital.

(iv)	If and whenever LBG shall issue Ordinary Shares to its shareholders as a class by way of rights or LBG or any member of the Group or (at the direction or request or pursuant to arrangements with LBG or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate,

provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iv), (A) the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this sub-paragraph (iv).

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraph (iv), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by LBG to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to LBG or another entity.

Notwithstanding the foregoing provisions:

A	where the events or circumstances giving rise to any adjustment to the Conversion Price have resulted or will result in an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of LBG, a modification to the adjustment provisions is required to give the intended result, such modification shall be made as may be determined in good faith by an Independent Adviser to be in its opinion appropriate, including to ensure that (i) an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) the economic effect of an Extraordinary Dividend is not taken into account more than once, and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

B	if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, LBG may at its discretion appoint an Independent Adviser and, following consultation between LBG and such Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on LBG and the holders and beneficial owners of the Additional Tier 1 Securities, save in the case of manifest error;

C	no adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of LBG or any of our Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

D	on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

E	Notice of any adjustments to the Conversion Price shall be given by LBG to holders of the Additional Tier 1 Securities promptly after the determination thereof in accordance with “—Notice” below; and

F	any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the U.S. dollar equivalent of the nominal amount of an Ordinary Share at such time (currently £0.10). LBG undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect.

References to “ordinary share capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010 and “equity share capital” has the meaning provided in Section 548 of the U.K. Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Conversion Procedures

On the Conversion Date, the Settlement Shares shall be issued and delivered by LBG to the Settlement Share Depository (or as otherwise provided by the Indenture and the Additional Tier 1 Securities) on terms permitting a Settlement Shares Offer and, provided the Settlement Shares are so issued and delivered, no holder or beneficial owner of the Additional Tier 1 Securities will have any rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of interest or any other amount on or in respect of such Additional Tier 1 Securities, which liabilities of LBG shall be automatically released. Accordingly, the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Trigger Event and the Conversion Date shall be deemed to have been canceled upon the occurrence of such Trigger Event and shall not be due and payable.

Provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Additional Tier 1 Securities as described herein, with effect from and on the Conversion Date, holders and beneficial owners of the Additional Tier 1 Securities shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, ADSs or, if applicable, the Alternative Consideration. Subject to the occurrence of a Winding-up or Administration Event on or following a Trigger Event, if LBG fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s only right under the Additional Tier 1 Securities will be to claim to have such Settlement Shares so issued and delivered.

While any Additional Tier 1 Security remains outstanding, LBG will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable the Automatic Conversion of the Additional Tier 1 Securities to be discharged and satisfied in full. Once the Additional Tier 1 Securities have been converted into Settlement Shares, there will be no provision for the reconversion of such Settlement Shares into Additional Tier 1 Securities.

The Settlement Shares to be issued and delivered shall (except where LBG has been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the holders and beneficial owners of the Additional Tier 1 Securities. By virtue of its holding of any Additional Tier 1 Security, each holder and each beneficial owner of the Additional Tier 1 Securities shall be deemed to have irrevocably directed LBG to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Additional Tier 1 Securities to the Settlement Share Depository.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A holder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Additional Tier 1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository. LBG expects that beneficial interests in the Additional Tier 1 Securities will be transferrable until the Suspension Date and that any trades in the Additional Tier 1 Securities would clear and settle through DTC until such date. However, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Subject to the conditions described in this section, the Settlement Shares, ADSs or Alternative Consideration will be delivered to holders of the Additional Tier 1 Securities on the Settlement Date and the Additional Tier 1 Securities shall be canceled on the Cancellation Date.

The Additional Tier 1 Securities are not convertible into Settlement Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its acquisition of the Additional Tier 1 Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, to those related to (x) Automatic Conversion following a Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders and beneficial owners of the Additional Tier 1 Securities or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders and beneficial owners of the Additional Tier 1 Securities and the liability of LBG to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the holders and the beneficial owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the TIA, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

The procedures following the Automatic Conversion set forth in this section are subject to change to reflect changes in clearing system practices.

Settlement Shares

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment will be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each holder shall be the number of Settlement Shares thus calculated divided by the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Settlement Shares.

The Settlement Shares issued upon Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and provided that any Settlement Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the Record Date for entitlement to which falls prior to the Conversion Date. For as long as the Settlement Shares are held by the Settlement Share Depository, each holder of the Additional Tier 1 Securities shall be entitled to direct the Settlement Share Depository to exercise on its behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer such Settlement Shares unless and until such time as they have been delivered to holders in accordance with “—Settlement Procedures” below.

Settlement Shares Offer

Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by LBG in its sole discretion) (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Additional Tier 1 Securities in accordance with “—Notice” below. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and

(ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with its rules and procedures (the “Suspension Date”), as specified in the Conversion Trigger Notice.

LBG reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If LBG makes such an election, it will provide at least three (3) Business Days’ notice to the Trustee directly and to the holders of the Additional Tier 1 Securities via DTC. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to holders of the Additional Tier 1 Securities the Settlement Shares or ADSs at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of the Additional Tier 1 Securities in accordance with “—Notice” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities and will be delivered to holders and beneficial owners of the Additional Tier 1 Securities pursuant to the procedures set forth under “—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of the Additional Tier 1 Securities whether or not the Solvency Condition is satisfied.

By its acquisition of the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that if LBG elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer, (iii) irrevocably agreed that LBG and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, (iv) irrevocably agreed that none of LBG, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the holders and beneficial owners of the Additional Tier 1 Securities in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the holders of the Additional Tier 1 Securities’ entitlement to, and subsequent delivery of, any Alternative Consideration) and (v) authorized, directed and required DTC, any direct participant in DTC or other intermediary through which it holds the Additional Tier 1 Securities to take any and all necessary action to implement the Automatic Conversion (including, without limitation, any Settlement Shares Offer).

Any Settlement Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that LBG, in its sole and absolute discretion, determines that the Settlement Shares Offer is appropriate and practicable.

Settlement Procedures

Delivery of the Settlement Shares, ADSs or Alternative Consideration to the holders of the Additional Tier 1 Securities will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will be delivered to holders of the Additional Tier 1 Securities in uncertificated form through the dematerialized securities trading system operated by Euroclear U.K. & Ireland Limited, known as CREST, unless the Settlement Shares are not a participating security in CREST at the relevant time, in which case the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will either be delivered in the form of the relevant clearing system in which the Settlement Shares are a participating security or in certificated form. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered through CREST or such other clearing system in which such Settlement Shares are a participating security, they will be delivered to the account specified by the holder in the relevant Settlement Notice as described below. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in LBG’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the holder or as it may direct in the relevant Settlement Notice as described below. It is expected that the cash component, if any, of any Alternative Consideration will be delivered through DTC (or, if the Additional Tier 1 Securities are held in definitive form, to the holders at their address shown on the register for the Additional Tier 1 Securities) on or around the date on which the Settlement Shares Offer Period ends, subject to DTC’s procedures in effect at such time.

The Conversion Trigger Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities. As a result, holders and beneficial owners of the Additional Tier 1 Securities will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a holder or beneficial owner of the Additional Tier 1 Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

On the Suspension Date, LBG shall deliver a notice in accordance with “—Notice” below to the Trustee and to the holders of the Additional Tier 1 Securities (a “Settlement Request Notice”) requesting that holders of the Additional Tier 1 Securities complete a notice to be delivered to the Settlement Share Depository, with a copy to the Trustee (a “Settlement Notice”). The Settlement Request Notice shall specify (i) the date by which the Settlement Notice must be received by the Settlement Share Depository (the “Notice Cut-off Date”) and (ii) the date on which the Additional Tier 1 Securities in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be canceled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date (the “Final Cancellation Date”).

In order to obtain delivery of the relevant Settlement Shares, ADSs or Alternative Consideration, a holder must deliver its Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Settlement Notice shall contain: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the date of such notice, (iii) the name to be entered in LBG’s share register, (iv) whether Settlement Shares are to be delivered to the holder or ADSs are to be deposited on behalf of the holder into LBG’s ADS facility, (v) the details of the CREST or other clearing system account, details of the registered account in LBG’s ADS facility, or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through DTC) should be delivered, and (vi) such other details as may be required by the Settlement Share Depository.

If the Additional Tier 1 Securities are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include the notice being given to the Settlement Share Depository by electronic means) and in a form acceptable to DTC and the Settlement Share Depository. If the Additional Tier 1 Securities are in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Additional Tier 1 Security.

Subject as provided herein and provided the Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depository on behalf of, the holder of the relevant Additional Tier 1 Securities completing the relevant Settlement Notice or its nominee in accordance with the instructions given in such Settlement Notice on the applicable Settlement Date.

Each Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, may result in such Settlement Notice being treated by the Settlement Share Depository as null and void. Any determination as to whether any Settlement Notice has been properly completed and delivered shall be made by the Settlement Share Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

The Settlement Shares (and the Settlement Share component, if any, of any Alternative Consideration) and ADSs will not be available for delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Settlement Notice

If a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are not delivered to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is so delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date and any holder of the Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Alternative Consideration, Settlement Shares or ADSs (to be deposited with the ADS Depository on its behalf). LBG shall have no liability to any holder or beneficial owner of the Additional Tier 1 Securities for any loss resulting from such holder not receiving any Alternative Consideration, Settlement Shares or ADSs or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of Settlement Shares for which holders elect to be converted into ADSs as specified in the Settlement Notice, the Settlement Share Depository shall deposit with the ADS Depository, the number of Settlement Shares to be issued upon Automatic Conversion of the Additional Tier 1 Securities, and the ADS Depository shall issue the corresponding number of ADSs to such holder (per the ADS-to-Ordinary Share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the holder will become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

For the purposes of these provisions:

“ADS Depository” means The Bank of New York Mellon, as the depositary under LBG’s Ordinary Share American Depository Facility.

“Alternative Consideration” means, in respect of each Additional Tier 1 Security and as determined by LBG (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security translated from pounds sterling into U.S. dollar at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer), (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the

Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security translated from pounds sterling into U.S. dollar at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had LBG not elected that the Settlement Share Depository should carry out a Settlement Shares Offer;

“Cancellation Date” means (i) with respect to any Additional Tier 1 Security for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Additional Tier 1 Security for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Settlement Date” means:

(i)	with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has not elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is two (2) Business Days after the latest of (i) the Conversion Date, (ii) the date on which LBG announces that it will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which LBG is entitled to give a Settlement Shares Offer Notice), and (iii) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)	with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is the later of (a) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (b) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)	with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, to holders and beneficial owners of the Additional Tier 1 Securities.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

According to the principles contained in the BRRD and the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Power in respect of the Additional Tier 1 Securities having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the Additional Tier 1 Securities would be treated pari passu with all claims under Parity Securities at that time being subjected to the exercise by the relevant U.K. resolution authority of the U.K. Bail-in Power (or, with claims in respect of ordinary shares, in the event the exercise of such U.K. Bail-in Power occurs in the intervening period between a Trigger Event and the Conversion Date).

No repayment of the principal amount of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

See also “Risk Factors—Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power imposed by the relevant U.K. resolution authority”.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Capital Securities Indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

By its acquisition of the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities, to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

By its acquisition of the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that:

(i)	the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii)	upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the Additional Tier 1 Securities under Section 5.12 (Control by Holders) of the Base Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Additional Tier 1 Securities to direct certain actions relating to the Additional Tier 1 Securities. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority, the Additional Tier 1 Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of the Additional Tier 1 Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Additional Tier 1 Securities following such completion to the extent that LBG and the

Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii)	it shall be deemed to have (i) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. Bail-in Power, see “Risk Factors—Risks relating to the Additional Tier 1 Securities”.

Enforcement Events and Remedies

There are no events of default under the Additional Tier 1 Securities. In addition, under the terms of the Indenture, neither the Automatic Conversion nor the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i)	the occurrence of a Winding-up or Administration Event;

(ii)	non-payment of principal when due as further described in clause (ii) of “—Remedies” below; or

(iii)	breaches of a Performance Obligation.

Remedies

(i) The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event. If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, then the claims in respect of the Additional Tier 1 Securities will be for such amount, and will be subordinated on the basis, as is described under “—Ranking and Liquidation Distribution” above, without any requirement for the Trustee, the holders or the beneficial owners of the Additional Tier 1 Securities to declare such amount to be due and payable.

(ii) Non-payment of principal when due. Subject to the satisfaction of any Conditions to Redemption, Purchase, Substitution or Variation described under “—Redemption, Purchase, Variation and Substitution—Conditions to Redemption, Purchase, Substitution or Variation” above, if LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Additional Tier 1 Securities and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG such claims as are set out under “—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

(iii) Breach of a Performance Obligation. In the event of a breach of any term, obligation or condition binding on us under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the Trustee and/or the holders and beneficial owners of the Additional Tier 1 Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under New York law. By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against LBG in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the Trustee may seek under the Additional Tier 1 Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—The Additional Tier 1 Securities do not contain events of default and the remedies available to holders and beneficial owners of the Additional Tier 1 Securities are limited”.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders or beneficial owners of the Additional Tier 1 Securities, provided that (1) Trustee and the holders and beneficial owners of the Additional Tier 1 Securities shall have such rights and powers as they are required to have under the TIA, including the right of any holder of the Additional Tier 1 Securities to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination and waiver of set off provisions set forth in the Indenture and (2) such limitations shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination and waiver of set off provisions set forth in the Indenture.

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Trustee’s Duties

The Trustee has only its express duties set forth in the Indenture and no implied duties; provided, however, if an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities may on behalf of all holders of the Additional Tier 1 Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Additional Tier 1 Securities may not waive any past default that results from a Winding-up or Administration Event or non-payment of principal when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the Additional Tier 1 Securities, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Additional Tier 1 Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holders of the Additional Tier 1 Securities(s) not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

Limitation on Suits

Before a holder of the Additional Tier 1 Securities may bypass the Trustee and bring its own suit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Additional Tier 1 Securities, the following must occur:

•	the holder must give the Trustee written notice that an Enforcement Event has occurred;

•	the holders of 25% in outstanding principal amount of the Additional Tier 1 Securities must make a written request that the Trustee take action and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities of taking that action; and

•	the Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of the Additional Tier 1 Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the Additional Tier 1 Securities under the TIA, absent such holder’s consent, to sue for any payments due but unpaid with respect to the Additional Tier 1 Securities.

Undertakings

While any Additional Tier 1 Security remains outstanding, LBG shall (if and to the extent permitted by the Applicable Regulations from time to time and only to the extent that such undertaking would not cause a Regulatory Event to occur) save with the approval of an extraordinary shareholder resolution:

(i)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, upon Automatic Conversion of the Additional Tier 1 Securities, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)	in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that the Newco Scheme is an Exempt Newco Scheme and that immediately after completion of the Scheme of Arrangement, any amendments to the Indenture in accordance with “—Modification and Amendments” below as may be necessary to ensure that the Additional Tier 1 Securities may be converted into, or exchanged for, ordinary shares or units or the equivalent in Newco as described in this prospectus and in accordance with the Indenture;

(iii)	use all reasonable endeavors to ensure that the Settlement Shares issued upon Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)	following the Automatic Conversion of the Additional Tier 1 Securities, take all reasonable actions as may be necessary to (a) register any additional ADSs, (b) deposit a sufficient number of ADSs with the ADS Depository, and (c) ensure that such ADSs shall continue to be listed on the New York Stock Exchange or, if the ADSs cease to be listed on such exchange, to be admitted to trading on a national securities exchange in the United States;

(v)	notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Automatic Conversion of the Additional Tier 1 Securities to be satisfied in full;

(vi)	in circumstances where the Additional Tier 1 Securities contemplate the appointment of a Settlement Share Depository, LBG shall use all reasonable endeavors to promptly appoint such Settlement Share Depository; and

(vii)	where the provisions of the Indenture require or provide for a determination by an Independent Adviser, LBG shall use all reasonable endeavors promptly to appoint an Independent Adviser for such purpose.

Further Issues

LBG may, without the consent of the holders of the Additional Tier 1 Securities, issue additional Additional Tier 1 Securities having the same ranking and same interest rate, redemption terms and other terms as the Additional Tier 1 Securities described in this prospectus other than the price to the public and issue date as the Additional Tier 1 Securities offered hereby. There is no limitation on the amount of Additional Tier 1 Securities or other debt securities that we may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Additional Tier 1 Securities or securities with similar, different or no Trigger Event provisions.

Notice

All notices regarding the Additional Tier 1 Securities will be deemed to be validly given if sent by first class mail to the holders of the Additional Tier 1 Securities at their addresses recorded in the register, and will be deemed to have been so given on the third calendar day after being so mailed.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Additional Tier 1 Securities are held in their entirety on behalf of DTC, be substituted for such publication the delivery of the relevant notice to DTC for communication by them to the holders of the Additional Tier 1 Securities, in accordance with the DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. Such notice will be deemed to have been given on the date on which such notice is so provided to DTC for onwards communication.

Notices to be given by any holder of the Additional Tier 1 Securities to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Additional Tier 1 Securities are represented by a Global Note, such notice may be given by any holder to the Trustee through the DTC in such manner as the DTC may approve for this purpose.

If and for so long as the Additional Tier 1 Securities are admitted to trading on the Global Exchange Market of Euronext Dublin, notices will also be given in accordance with any applicable requirements of such stock exchange. Any such notices delivered to the Global Exchange Market of Euronext Dublin will also be published by Euronext Dublin for so long as its rules so require.

Modification and Amendments

We and the Trustee may make certain modifications and amendments to the Indenture with respect to the Additional Tier 1 Securities without the consent of the holders of the Additional Tier 1 Securities, including, but not limited to, reflect changes to procedures relating to Automatic Conversion, delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, procuring that Newco is substituted as issuer under the Additional Tier 1 Securities and to give effect to any variation to the terms of the Additional Tier 1 Securities as a result of any exercise of any U.K. Bail-in Power. Other modifications and amendments may be made to the Indenture with the consent of holders of the Additional Tier 1 Securities of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each Additional Tier 1 Security affected that would:

•	reduce the principal amount of, the interest rates of, or the payments with respect to the Additional Tier 1 Securities other than as permitted under the Indenture;

•	change any obligation to pay any Additional Amounts;

•	change the currency of payment;

•	reduce the percentage in aggregate principal amount of outstanding the Additional Tier 1 Securities necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture;

•	modify the subordination and waiver of set off provisions or the terms of our obligations in respect of the payment of amounts due and payable on the Additional Tier 1 Securities in a manner adverse to the holders, in each case other than as permitted under the Indenture; or

•	modify the above requirements.

No supplemental indenture may, without the consent of each holder of an outstanding the Additional Tier 1 Security affected by such supplemental indenture, make any change that adversely affects the Automatic Conversion of any of the Additional Tier 1 Securities. Notwithstanding the foregoing, in the event of a Newco Scheme, LBG may, without the consent of holders or beneficial owners of the Additional Tier 1 Securities, at its option, procure that Newco is substituted as issuer under the Additional Tier 1 Securities in the place of LBG.

In addition to the permitted amendments described in the preceding paragraph, LBG and the Trustee may amend or supplement the Indenture or the Additional Tier 1 Securities without the consent of any holder or beneficial owner of the Additional Tier 1 Securities to conform the provisions of the Indenture to this “Description of the Additional Tier 1 Securities” section in this prospectus.

Notwithstanding the above, no modifications and amendments to the Indenture shall become effective unless LBG shall have given such notice as is required by, and received such permission from, the Relevant Regulator as is required by the Relevant Regulator under the Applicable Regulations. The Trustee is entitled to request and rely on an officer’s certificate from LBG as to the satisfaction of this condition precedent to any modification without further enquiry.

Governing Law

The Additional Tier 1 Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Additional Tier 1 Securities which will be governed by and construed in accordance with Scots law.

Trustee and Agents

The Trustee for Additional Tier 1 Securities will be The Bank of New York Mellon, acting through its London Branch. The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus.

The Bank of New York Mellon, acting through its London Branch will initially act as Paying Agent. The Bank of New York Mellon, acting through its London Branch, will act as Calculation Agent for the Additional Tier 1 Securities, and LBG may appoint additional or successor agents (together, the “Agents”).

LBG will procure that there will at all times be a Paying Agent and a Calculation Agent. LBG is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, LBG may appoint a financial advisor with appropriate expertise. Furthermore, LBG is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, LBG will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial advisor with appropriate expertise as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the Indenture, or, should this not be possible, be published in another appropriate manner.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Additional Tier 1 Securities, including in relation to interest cancellation, the Automatic Conversion, the U.K. Bail-in Power, the Settlement Shares Offer and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

Form of Additional Tier 1 Securities, Clearance and Settlement

General

The Additional Tier 1 Securities shall initially be represented by one or more global securities in registered form, without coupons attached, which will be deposited with the DTC and will be registered in the name of such depositary or its nominee. Unless and until the Additional Tier 1 Securities are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

So long as DTC, or its nominee, is the holder of the global security, DTC or its nominee will be considered the sole holder of such global security for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Additional Tier 1 Securities registered in its name, receive or be entitled to receive physical delivery of Additional Tier 1 Securities in definitive form or be considered the owner or holder of the Additional Tier 1 Securities under the Indenture. Each person having an ownership or other interest in the Additional Tier 1 Securities must rely on the procedures of the DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indentures.

Payments on the Global Debt Security

Payments of any amounts in respect of the Additional Tier 1 Securities will be made by the Trustee to beneficial owners of the Additional Tier 1 Securities in accordance with the rules and procedures of the DTC. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the DTC and any beneficial owner of an interest in Additional Tier 1 Securities, or the failure of the DTC or any intermediary to pass through to any beneficial owner any payments that are made to the DTC.

DTC

DTC has advised us as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Issuance of Definitive Securities

So long as DTC holds global securities in respect of the Additional Tier 1 Securities, such global securities will not be exchangeable for definitive securities unless:

•	DTC notifies the Trustee that it is unwilling or unable to continue to act as depositary for the Additional Tier 1 Securities or DTC ceases to be a clearing agency registered under the Exchange Act; or

•	a Winding-up or Administration Event occurs.

Each person having an ownership or other interest in the Additional Tier 1 Securities must rely exclusively on the rules or procedures of the DTC and any agreement with any direct or indirect participant of the DTC or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive Additional Tier 1 Securities will be issued in registered form only. To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the Additional Tier 1 Securities by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive Additional Tier 1 Securities in exchange for a global security, the DTC, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that the DTC specifies pursuant to its internal procedures.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the Additional Tier 1 Securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Certain Defined Terms

In this “Description of the Additional Tier 1 Securities” the following terms have the following meanings:

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, ten (10) consecutive dealing days) ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (5) (or ten (10)) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), then:

(i)	if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit,

and provided further that, if on each of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) dealing days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) consecutive dealing days) (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) (or ten (10)) dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other Regulated Market as LBG or Newco may determine.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Adviser), the Fair Market Value (a) of such Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, options, warrants or other rights are publicly traded; (iv) where Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of LBG or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing and expertise appointed by LBG at its own expense.

“Junior Securities” means (i) any Ordinary Share or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the shareholders of LBG immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and LBG; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement (disregarding de minimis holdings by initial subscribers, if applicable); (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of LBG; (iv) all Subsidiaries of LBG immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of LBG) are Subsidiaries of LBG (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement LBG (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by LBG immediately prior to the Scheme of Arrangement.

“Relevant Currency” means pounds sterling or, if at the relevant time or for the purposes of the relevant calculation or determination there is a Relevant Stock Exchange but the London Stock Exchange is not the Relevant Stock Exchange (or is the Relevant Stock Exchange but the Ordinary Shares or Relevant Shares are not quoted or dealt in thereon in pounds sterling), the currency in which the Ordinary Shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” in respect of any payment on any Additional Tier 1 Security, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Additional Tier 1 Securities, (if earlier) the date seven days after that on which notice is duly given to the Additional Tier 1 Security that, upon further presentation of the Additional Tier 1 Security (or the Global Note) being made in accordance with the terms of the Additional Tier 1 Securities, such payment will be made, provided that payment is in fact made upon such presentation.

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing (if any).

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of LBG) to be appointed by LBG on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such holders and beneficial owners of the Additional Tier 1 Securities in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer on terms consistent with the Indenture.

“Securities” means any securities including, without limitation, shares in the capital of LBG, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of LBG (and each a “Security”).

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act 2006.

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Security on any dealing day, the order book volume-weighted average price of an Ordinary Share or Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of a Security (other than Ordinary Shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate.

Certain U.K. and U.S. Federal Tax Consequences

General

The comments below are of a general nature and are not intended to be exhaustive. They assume that there will be no substitution of the Issuer or further issues of securities that will form a single series with the Additional Tier 1 Securities, and do not address the consequences of any such substitution or further issue (notwithstanding that such substitution or further issue may be permitted by the terms and conditions of the Additional Tier 1 Securities). Any holders who are in doubt as to their own tax position should consult their professional advisers.

U.K. Tax Consequences

The comments in this part are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs), in each case as at the latest practicable date before the date of this prospectus. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who hold their Additional Tier 1 Securities and Coupons as investments (regardless of whether the holder also carries on a trade, profession or vocation through a permanent establishment, branch or agency to which the Additional Tier 1 Securities are attributable) and are the absolute beneficial owners thereof. (In particular, holders holding their Additional Tier 1 Securities via a depositary receipt system or clearance service should note that they may not always be the beneficial owners thereof. However, the Issuer understands that in practice, HMRC will generally accept that a holder holding their securities via a depository receipt system or clearance service is the beneficial owner of the underlying securities.) Certain classes of persons such as dealers, certain professional investors, or persons connected with the Issuer may be subject to special rules and this summary does not apply to such holders. Certain classes of persons such as dealers, certain professional investors, or persons connected with the Issuer may be subject to special rules and this summary does not apply to such holders.

Withholding

While the Additional Tier 1 Securities continue to be admitted to trading on a multilateral trading facility operated by an EEA-regulated recognised stock exchange within the meaning of Sections 987 and 1005 Income Tax Act 2007, payments of interest by the Issuer may be made without withholding or deduction for or on account of United Kingdom income tax. The Global Exchange Market is a multilateral trading facility operated by an EEA-regulated recognised stock exchange (the Irish Stock Exchange, trading as Euronext Dublin) for these purposes.

If the Additional Tier 1 Securities cease to be admitted to trading, interest which has a United Kingdom source will generally be paid by the Issuer under deduction of income tax at the basic rate (currently 20 per cent.) unless: (i) another relief applies under domestic law; or (ii) the Issuer has received a direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If interest were paid under deduction of United Kingdom income tax (e.g. if the Additional Tier 1 Securities lost their admission to trading), holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

Interest on the Additional Tier 1 Securities constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Additional Tier 1 Securities are attributable (or in the case of a corporate holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Additional Tier 1 Securities are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Stamp Duty and Stamp Duty Reserve Tax

No United Kingdom stamp duty or stamp duty reserve tax (“SDRT”) should be payable in the United Kingdom on the issue of the Additional Tier 1 Securities into clearing systems. Provided no election that applies to the Additional Tier 1 Securities is or has been made under section 97A of the Finance Act 1986 (a “97A election”) by a clearing system, no stamp duty or SDRT should be payable on their transfer within that clearing system without an instrument of transfer. However, if a 97A election were to apply to the Additional Tier 1 Securities in the future, transfers of the Additional Tier 1 Securities within the clearing system could, unless the HCI rules (as described below) or another exemption applies, be subject to SDRT, generally at the rate of 0.5 per cent. of the consideration given under the agreement to transfer the Additional Tier 1 Securities.

The Finance Act 2019 introduced a new regime for hybrid capital instruments (the “HCI rules”). The HCI rules contain an exemption from all stamp duties on transfer so that no liability to United Kingdom stamp duty or SDRT should arise on the transfer of the Additional Tier 1 Securities provided that the Additional Tier 1 Securities each constitute a “hybrid capital instrument” for the purposes of the HCI rules and there are no arrangements, the main purpose, or one of the main purposes, of which is to secure a tax advantage.

The Additional Tier 1 Securities should constitute “hybrid capital instruments” for the purposes of the HCI rules provided that:

•	the Issuer is entitled to defer or cancel a payment of interest under the Additional Tier 1 Securities;

•	the Additional Tier 1 Securities “have no other significant equity features”; and

•	the Issuer has made an election in respect of the Additional Tier 1 Securities.

The Additional Tier 1 Securities would “have no other significant equity features” provided that:

•	the Additional Tier 1 Securities carry neither significant voting rights in the Issuer nor a right to exercise a dominant influence over the Issuer;

•	any provision in the Additional Tier 1 Securities for altering the amount of the principal is limited to write-down or conversion events in certain qualifying cases and that is not a right exercisable by the holders; one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement; and

•	any provision for the holder to receive anything other than interest or principal is limited to conversion events in qualifying cases.

The Issuer has made a valid hybrid capital election in respect of the Additional Tier 1 Securities, in accordance with the provisions of section 475C of the Corporation Tax Act 2009 and the Additional Tier 1 Securities are not being issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage for any person. Consequently, the Issuer believes that the HCI rules should apply to the Additional Tier 1 Securities such that they would benefit from the exemption from all stamp duties on transfer.

No United Kingdom stamp duty or SDRT will be payable by a holder on a cash redemption of the Additional Tier 1 Securities in accordance with the terms and conditions of the Additional Tier 1 Securities.

No liability to United Kingdom stamp duty or SDRT will generally arise for a holder on the redemption of the Additional Tier 1 Securities, and the issue of any Ordinary Shares, under a Conversion of the Additional Tier 1 Securities into Ordinary Shares, in accordance with the terms and conditions of the Additional Tier 1 Securities. United Kingdom stamp duty and SDRT may be payable in relation to a Settlement Shares Offer.

The above description of the United Kingdom stamp duty and SDRT position does not deal with the issue, transfer or agreement to transfer of any Relevant Shares of an Approved Entity.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences of the ownership and disposition of the Additional Tier 1 Securities to a U.S. Holder described below that purchases the Additional Tier 1 Securities in their initial offering at their issue price and will hold the Additional Tier 1 Securities and any Settlement Shares or ADSs representing Settlement Shares (“ADSs”) as capital assets. For purposes of this discussion, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of an Additional Tier 1 Security, Settlement Share or ADS representing a Settlement Share and is (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organised in or under the laws of the United States, any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequence that may apply to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or certain traders in securities that use a mark-to-market method of tax accounting;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt entities;

•	persons that own or are deemed to own 10% or more of the voting power or value of our stock;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons holding the Additional Tier 1 Securities, Settlement Shares or ADSs in connection with a trade or business conducted outside the United States.

If a partnership holds an Additional Tier 1 Security, Settlement Share or ADS, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner of a partnership holding an Additional Tier 1 Security, Settlement Share or ADS should consult its tax adviser regarding the tax consequences of owning or disposing of such securities.

This discussion does not address the special tax accounting rules set forth in Section 451(b) of the Code, which may require certain U.S. Holders that are accrual-method taxpayers to conform their income inclusions to their financial statements and therefore recognize income on the Additional Tier 1 Securities possibly earlier than as described below. U.S. Holders that are accrual-method taxpayers should consult their tax advisers concerning the application of these rules in their particular situation.

Except as described below, this discussion assumes that LBG was not and will not become a “passive foreign investment company” for U.S. federal income tax purposes (a “PFIC”) for any taxable year. See “Passive Foreign Investment Company (PFIC) Considerations”.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of a U.S. Holder. In addition, this summary does not address the tax treatment of the Additional Tier 1 Securities following any exercise of the U.K. Bail-in Power, the tax consequences of any variation or substitution of the Additional Tier 1 Securities as described in “—Substitution or Variation,” the tax consequences of the conversion of Additional Tier 1 Securities to Relevant Shares of an Approved Entity as described in “—Conversion upon the Occurrence of a Relevant Event” or the ownership and disposition of any Relevant Shares. U.S. Holders should consult their tax advisers as to the tax consequences in their particular circumstances of the ownership, disposition and, if applicable, any conversion or exchange of the Additional Tier 1 Securities and the ownership and disposition of any Settlement Shares, ADSs or Relevant Shares.

Taxation of the Additional Tier 1 Securities

Characterisation of the Additional Tier 1 Securities

We believe, and the remainder of this discussion assumes, that the Additional Tier 1 Securities will be treated as equity for U.S. federal income tax purposes.

Taxation of Stated Interest Payments

Payments of stated interest (and additional amounts, if any) will constitute foreign-source dividend income for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that such payments will be reported to U.S. Holders as dividends. The payments will not be eligible for the dividends-received deduction generally allowed to corporate U.S. Holders. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at the favourable rates applicable to long-term capital gain. Non-corporate U.S. Holders should consult their own tax advisers to determine whether they are subject to any special rules that limit their ability to be taxed at these favourable rates.

Constructive Distributions

The conversion price in respect of the Additional Tier 1 Securities may be adjusted in certain circumstances pursuant to anti-dilution provisions. Under the Code and applicable Treasury regulations, conversion price adjustments (or lack thereof) that have the effect of increasing the interests of owners of convertible securities in an issuer’s assets or earnings and profits may, in certain circumstances, result in a deemed distribution to such owners (including in the case of adjustments for cash dividends). Any deemed distribution will generally be taxable as a dividend, as described above. U.S. Holders should consult their tax advisers as to the tax consequences of any adjustments to the conversion price.

Sale, Redemption or Other Taxable Disposition

Upon the sale, redemption or other disposition of an Additional Tier 1 Security (other than the receipt of Settlement Shares or ADSs upon an Automatic Conversion, which will be treated as described below), a U.S. Holder will generally recognise capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in such Additional Tier 1 Security, provided that, in the case of a redemption, the U.S. Holder does not own, and is not deemed to own, any of our ordinary shares at such time. Any capital gain or loss will generally be U.S.-source and will be long-term capital gain or loss if the U.S. Holder has held the Additional Tier 1 Security for more than one year. The deductibility of capital losses is subject to limitations.

Consequences of an Automatic Conversion

A conversion of Additional Tier 1 Securities into Settlement Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s tax basis in, and holding period for, the Settlement Shares or ADSs received upon conversion will generally be the same as the U.S. Holder’s tax basis in, and holding period of, the Additional Tier 1 Securities.

Taxation of the Settlement Shares and ADSs

This discussion, to the extent it relates to ADSs, is based in part on representations by the ADS depositary and assumes that each obligation under the ADS deposit agreement and any related agreement will be performed in accordance with its terms. In general, a U.S. Holder of ADSs will be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognised if a U.S. Holder exchanges Settlement Shares for ADSs, or exchanges ADSs for the underlying ordinary shares.

The U.S. Treasury has expressed concerns that parties to whom depositary receipts are released before shares are delivered to the depositary, or intermediaries in the chain of ownership between U.S. holders of depositary receipts and the issuer of the security underlying the depositary receipts, may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary receipts. Such actions would also be inconsistent with the claiming of the favourable U.S. tax rates applicable to dividends received by certain non-corporate U.S. holders (described above). Accordingly, the availability of the favourable tax rates for dividends received by certain non-corporate U.S. Holders could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Distributions paid on Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of Additional Tier 1 Securities—Taxation of Stated Interest Payments”, with the following modifications. In the case of ADSs, a dividend will be included in a U.S. Holder’s income on the date of the ADS depositary’s receipt of the dividend. The amount of any dividend paid in pounds sterling includible in income by a U.S. Holder will be the U.S. dollar amount calculated by reference to the relevant exchange rate in effect on the date of such receipt by the U.S. Holders, in the case of Settlement Shares, or the ADS depositary in the case of ADSs, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognise foreign currency gain or loss in respect of the dividend income. If the amount of such dividend is converted into U.S. dollars after the date of receipt, the U.S. Holder may have foreign currency gain or loss, which will be taxed as U.S.-source ordinary income or loss.

Sale or Other Taxable Disposition

A U.S. Holder’s sale or other taxable disposition of Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of Additional Tier 1 Securities —Sale, Redemption or Other Taxable Disposition”.

Passive Foreign Investment Company (PFIC) Considerations

In general, a foreign corporation will be a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules”, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% by average quarterly value produce, or are held for the production of, passive income. Although interest income is generally passive income, under proposed Treasury regulations (which are proposed to be effective for taxable years beginning after 1994) certain banking income of licensed active banks is treated as non-passive. We believe we were not a PFIC for our taxable year ended December 31, 2018, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future. However, because the proposed Treasury regulations may not be finalized in their current form, and because our PFIC status for any taxable year depends on the composition of our income and assets, the value of our assets and the manner in which we operate our business, there can be no assurance that we will not be a PFIC for any taxable year. If we were a PFIC for any taxable year during which a U.S. Holder owned Additional Tier 1 Securities, Settlement Shares or ADSs, the U.S. Holder would generally be subject to adverse U.S. federal income tax consequences and certain reporting obligations. U.S. Holders should consult their own tax advisers as to the potential application of the PFIC rules to the ownership and disposition of the Additional Tier 1 Securities, Settlement Shares or ADSs.

Information Reporting and Backup Withholding

Payments on, and proceeds from the disposition of, Additional Tier 1 Securities, Settlement Shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Additional Tier 1 Securities. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the respective principal amounts of the Additional Tier 1 Securities indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Additional Tier 1 Securities
J.P. Morgan Securities LLC	$100,000,000
Lloyds Securities Inc.	200,000,000
Morgan Stanley & Co. LLC	100,000,000
UBS Securities LLC	100,000,000
Total	$500,000,000

The Underwriters propose to offer the Additional Tier 1 Securities directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Additional Tier 1 Securities offered by this prospectus supplement if any are purchased. The offering of the Additional Tier 1 Securities by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

Conflicts of Interest

Lloyds Securities Inc., one of the Underwriters, is an affiliate of LBG. Any distribution of the Additional Tier 1 Securities offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Additional Tier 1 Securities unless the Additional Tier 1 Securities are investment grade rated (within the meaning of Rule 5121) or are Additional Tier 1 Securities in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable. Stephen J. Dolmatch, the agent for service of process and authorized U.S. representative of this registration statement, is the Chief Legal Officer of Lloyds Securities Inc.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Additional Tier 1 Securities on Euronext Dublin. The Additional Tier 1 Securities are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Additional Tier 1 Securities, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Additional Tier 1 Securities.

In this prospectus supplement, the term “the offering” means the initial offering of the Additional Tier 1 Securities made in connection with their original issuance and not any subsequent resales of Additional Tier 1 Securities in market-making transactions.

The Additional Tier 1 Securities will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream, Luxembourg). The CUSIP number for the Additional Tier 1 Securities is 53944YAJ2, the ISIN is US53944YAJ29 and the Common Code is 198784184.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Additional Tier 1 Securities will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Additional Tier 1 Securities (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Additional Tier 1 Securities on the date of pricing or the next two succeeding Business Days will be required, by virtue of the fact that the Additional Tier 1 Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Additional Tier 1 Securities who wish to trade Additional Tier 1 Securities on the date of pricing or the next two succeeding Business Days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus supplement may be used by Lloyds Securities Inc. in connection with offers and sales of the Additional Tier 1 Securities in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell an Additional Tier 1 Security it acquires from other holders, after the original offering and sale of the Additional Tier 1 Security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Additional Tier 1 Securities described in this prospectus supplement. This amount does not include Additional Tier 1 Securities sold in market-making transactions. The latter include Additional Tier 1 Securities to be issued after the date of this prospectus supplement, as well as Additional Tier 1 Securities previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Additional Tier 1 Security is being purchased in its original offering and sale, you may assume that you are purchasing your Additional Tier 1 Security in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Additional Tier 1 Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Additional Tier 1 Securities than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Additional Tier 1 Securities while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Additional Tier 1 Securities sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Additional Tier 1 Securities. As a result, the price of the Additional Tier 1 Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. Underwriters are under no obligation to stabilize.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Additional Tier 1 Securities offered hereby. Any such short positions could adversely affect future trading prices of the Additional Tier 1 Securities offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

PRIIPs Regulation / Prohibition of sales to EEA retail investors

Each Underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Additional Tier 1 Securities which are the subject of the offering contemplated by this Prospectus Supplement in relation thereto to any retail investor in the EEA. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the IMD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Canada

The Additional Tier 1 Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Additional Tier 1 Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

Each Underwriter has represented and agreed that, in connection with the distribution of the Additional Tier 1 Securities, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of such Additional Tier 1 Securities or any investments representing the Additional Tier 1 Securities in circumstances in which section 21(1) of the FSMA does not apply to LBG and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Additional Tier 1 Securities in, from or otherwise involving the United Kingdom.

Republic of Italy

The offering of the Additional Tier 1 Securities has not been registered pursuant to Italian securities legislation and, accordingly, no Additional Tier 1 Securities may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Additional Tier 1 Securities be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or

(ii)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the Additional Tier 1 Securities or distribution of copies of this prospectus supplement or any other document relating to the Additional Tier 1 Securities in the Republic of Italy under (i) or (ii) above must:

(a)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each underwriter, severally and not jointly, has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Additional Tier 1 Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Additional Tier 1 Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Additional Tier 1 Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Additional Tier 1 Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold and will not offer or sell any Additional Tier 1 Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Additional Tier 1 Securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold any Additional Tier 1 Securities or caused such Additional Tier 1 Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such Additional Tier 1 Securities or cause such Additional Tier 1 Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Additional Tier 1 Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Additional Tier 1 Securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Additional Tier 1 Securities pursuant to an offer made under Section 275 except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Expenses of the Offering

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $450,600, as follows:

Fees	Amount
SEC registration fee	$60,600
Trustee and Paying Agent fees	15,500
Legal fees and expenses	375,000
Total	$450,600

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Additional Tier 1 Securities. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters relating to Scots law. Allen & Overy LLP, United States counsel for the Underwriters, will pass upon certain United States legal matters for the Underwriters.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Lloyds Banking Group plc

$500,000,000 Fixed Rate Reset Additional Tier 1 Perpetual Subordinated
Contingent Convertible Securities
(Callable June 27, 2026 and Every Five Years Thereafter)

PROSPECTUS SUPPLEMENT

(to prospectus dated June 3, 2019)

Joint Bookrunning Managers

J.P. Morgan	Lloyds Securities	Morgan Stanley	UBS Investment Bank

PROSPECTUS

LLOYDS BANKING GROUP plc
DEBT SECURITIES
CAPITAL SECURITIES

ORDINARY SHARES

AMERICAN DEPOSITARY SHARES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities and capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities or capital securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 3, 2019.

TABLE OF CONTENTS

Page

About This Prospectus	1
Use of Proceeds	2
Lloyds Banking Group plc	2
Description of Debt Securities	4
Description of Capital Securities	14
Description of Certain Provisions Relating to Debt Securities and Capital Securities	20
Description of Ordinary Shares	26
Description of American Depositary Shares	31
Plan of Distribution	38
Legal Opinions	40
Experts	40
Enforcement of Civil Liabilities	40
Where You Can Find More Information	41
Incorporation of Documents by Reference	41
Cautionary Statement on Forward-Looking Statements	42

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, capital securities, ordinary shares and American Depositary Shares we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Banking Group plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Company” and “LBG” refer to Lloyds Banking Group plc; the term “Group” means Lloyds Banking Group plc, together with its subsidiaries and associated undertakings from time to time; the terms “we”, “our” and “us” refer to Lloyds Banking Group plc as issuer of the relevant securities.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

Use of Proceeds

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Group. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

Lloyds Banking Group plc

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the U.K. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society.

TSB Group plc became operational in 1986 when, following U.K. Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the U.K., the acquisition of Scottish Widows also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the U.K.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the U.K. Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by the Company in January and June 2009 and the Rights Issue completed in December 2009, the U.K. Government acquired 43.4 per cent of the Company’s issued ordinary share capital. Following sales of shares in September 2013 and March 2014 and the completion of trading plans with Morgan Stanley & Co. International plc, the U.K. Government completed the sale of its shares in May 2017, returning LBG to full private ownership.

Pursuant to its decision approving state aid to LBG, the European Commission required LBG to dispose of a retail banking business meeting minimum requirements for the number of branches, share of the U.K. personal current accounts market and proportion of LBG’s mortgage assets. Following disposals in 2014, LBG sold its remaining interest in TSB to Banco de Sabadell in 2015, and all European Commission state aid requirements were met by June 30, 2017.

On June 1, 2017, following the receipt of competition and regulatory approval, LBG acquired 100 per cent of the ordinary share capital of MBNA Limited, which together with its subsidiaries operates a U.K. consumer credit card business, from FIA Jersey Holdings Limited, a wholly-owned subsidiary of Bank of America.

LBG successfully launched its new non ring-fenced bank, Lloyds Bank Corporate Markets plc in 2018, transferring in the non ring-fenced business from the rest of LBG, thereby meeting its legal requirements under U.K. ring-fencing legislation.

On October 23, 2018, LBG announced a strategic partnership with Schroders plc to create a new wealth management proposition. The three key components of the partnership are: (i) the establishment of a new financial planning joint venture; (ii) LBG taking a 19.9 per cent stake in Schroders’ high net worth U.K. wealth management business; and (iii) the appointment of Schroders as the active investment manager of approximately £80 billion of the Scottish Widows and LBG insurance and wealth related assets.

The Group maintains a website at www.lloydsbankinggroup.com.

Description of Debt Securities

The following is a summary of the general terms of the debt securities issued by LBG. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures and any related supplemental indentures establishing such debt securities under which we will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and subordinated debt securities that may be issued by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.

Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	whether they are senior debt securities or subordinated debt securities;

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any additional subordination terms with respect to the subordinated debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the (in the case of senior debt securities) principal of, and (in the case of all debt securities) interest on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•	except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the relevant regular record date or special record date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or has not objected in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

• The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The

Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.

Consent to Service of Process

Under the indentures, LBG irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

Description of Capital Securities

The following is a summary of the general terms of the capital securities we may issue under this registration statement. Each time that capital securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those capital securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your capital security. Capital securities will be issued under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further capital securities. You should also read the indenture and any related supplemental indenture establishing such capital securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Capital securities mean our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the U.S. or the U.K.

We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the capital securities;

•	whether the capital securities are intended to qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•	whether such capital securities will be dated capital securities with a specified maturity date or undated capital securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can or must be deferred or cancelled in certain circumstances or at our option, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	whether and how the capital securities may or must be converted into our ordinary shares or any other type of securities, or their cash value, or a combination of these, including upon the occurrence of certain events that may give rise to such conversion;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the capital securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the capital securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the capital securities;

•	any restrictions that apply to the offer, sale and delivery of the capital securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the capital securities following those developments;

•	any listing on a securities exchange;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority; and

•	any other or different terms of the capital securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of capital securities.

Capital securities may bear interest at a fixed rate or a floating rate. We may also sell capital securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such capital securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares—Voting Rights”.

If we issue subordinated capital securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the capital securities of a series, by its acquisition of the capital securities, each holder of such capital securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of capital securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Payments

We will make any payments of interest and principal, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may or must be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the capital securities indenture.

Subordination

Each capital security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among capital securities of the same series. The rights and claims of the holders of any series of capital securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts on any series of capital securities will be paid by us without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the U.K. taxing jurisdiction, unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding of any such tax, duty, assessment or governmental charge, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts in respect of, payments of interest, if any, on any series of capital securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the capital securities, after such deduction or withholding, shall equal the respective amounts of interest, if any, which would have been payable in respect of such capital securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable with respect to any capital security:

•	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such capital security by reason of such holder having some connection with the United Kingdom other than the mere holding of such capital security; or

•	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

•	to, or to a third party on behalf of, a holder that is a partnership, or a holder that is not the sole beneficial owner of the capital security, or which holds the capital security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

•	presented or surrendered for payment more than 30 days after the date payment became due or was provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

•	any combination of the above.

Whenever this prospectus or the relevant prospectus supplement mentions, in any context, the payment of interest on, or in respect of, any capital security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of capital securities without the consent of the holders of such capital securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than 2/3 (two thirds) in aggregate outstanding principal amount of the capital securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would:

•	change the stated maturity, if any, of any principal amount or any interest amounts of any capital security;

•	change the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, any premium payable upon the redemption of or the amount of principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of any capital security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable (or, in the case of a redemption or exchange, on or after the redemption date or the exchange date, as the case may be);

•	reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of amounts due and payable on the capital securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, may require the permission of, or consent from, the PRA.

Events of Default; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of capital securities shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or

•	an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default provided for in a supplemental indenture for any series of capital securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding capital securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such capital securities, of all the capital securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of the series may rescind or annul such declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital security or the indenture (or between obligations which LBG may have under or in respect of any capital security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default—General

Except as otherwise specified in the relevant supplemental indenture with respect to a series of capital securities, the holder or holders of not less than a majority in aggregate principal amount of the outstanding capital securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of principal of any capital security or in respect of a Winding-Up or Administration Event (as defined below). A Winding-Up or Administration event means (i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the capital securities and (ii) do not provide that the capital securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) the appointment of an administrator of LBG and such administrator gives notice that it intends to declare and distribute a dividend.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of capital securities, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any capital securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the capital securities of any series, give to each holder of the capital securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually and within five business days of a written request from the trustee, a statement as to our compliance with all conditions and covenants under the indenture.

Limitation on Suits

No holder of capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of capital securities, before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in aggregate principal amount of outstanding capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding capital securities of the relevant series during that period.

Notwithstanding any other provision of the capital securities indenture or the capital securities, the right of any holder of capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the capital securities and under the applicable indenture, immediately after giving effect to such transaction no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The capital securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of capital securities and the indenture will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing our ordinary shares.

Consent to Service of Process

Under the indenture, LBG irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

Description of Certain Provisions Relating to Debt Securities and
Capital Securities

Form of Debt Securities and Capital Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or capital securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg

Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC

DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.

The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Description of Ordinary Shares

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, incorporated by reference into this document.

Share Capital

As at December 31, 2018, the number of shares outstanding was as follows:

Class of Share	Number	Amount
	(in thousands)	(in £m)
Ordinary shares, nominal value of 10 pence each	71,163,592	7,116
Preference shares, nominal value of 25 pence each	412,204	103
Preference shares, nominal value of 25 cents each	809	0.2
Preference shares, nominal value of 25 euro cents each	–	–

Objects of LBG

The objects of LBG are unrestricted.

Rights Attaching to Ordinary Shares

Any ordinary share in LBG may be issued with any preferred, deferred or other special rights (including being denominated in another currency), or subject to such restrictions (whether as regards dividend, returns of capital, voting or otherwise) as LBG may from time to time determine by ordinary resolution or as otherwise provided in the Articles of Association.

Subject to statute, LBG may issue any ordinary shares which are, or at LBG’s option are, liable to be redeemed. The directors may determine the terms and conditions and manner of such redemption.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Every holder of ordinary shares who is entitled to be and is present in person (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by him, save that a member will not be entitled to exercise the right to vote carried by such shares if he or any person appearing to be interested in the shares held by him has been duly served with a notice under the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice.

General Meetings

Annual general meetings of LBG are to be held, in each period of six months beginning with the day following LBG’s accounting reference date, in Edinburgh or such other place in Scotland as the directors shall appoint and at a date and time as may be determined by the directors. All other general meetings may be convened whenever the directors think fit and shall be requisitioned in accordance with the requirements of the Articles of Association.

LBG must prepare a notice of meeting in respect of a general meeting in accordance with the requirements of the Articles of Association and the Companies Act 2006. LBG must give at least 21 days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 days’ notice in writing.

The directors may make arrangements to enable attendance or regulate the level of attendance at any place specified in the notice of meeting for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place, where the chairman of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations. The chairman of a general meeting has express authority to adjourn the meeting if, in his opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting.

The processes and procedures for the conduct of a general meeting (including adjourning meetings, voting, amending resolutions and appointing proxies) is established under the Articles of Association and the Companies Act 2006. The chairman of a general meeting shall be entitled to take any action he considers appropriate for properly and orderly conduct before and during a general meeting. The directors shall be entitled to ask persons wanting to attend to submit to searches or other security arrangements as such directors consider appropriate.

The quorum necessary for the transaction of business at a general meeting is three members present in person or by proxy and entitled to vote.

Dividends and other Distributions and Return of Capital

Under the Companies Act 2006, before LBG can lawfully make a distribution, it must ensure that it has sufficient distributable reserves (accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Under the Articles of Association (and subject to statute) the directors are entitled to set aside out of the profits of LBG any sums as they think proper which, at their discretion, shall be applicable for any purpose to which the profits of LBG may be applied.

The shareholders in general meeting may, by ordinary resolution, declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class as they think fit. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors, may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association and the procedures under the Articles of Association is followed for allotting such shares.

In addition, LBG may by ordinary resolution direct the payment of a dividend in whole or in part by the distribution of specific assets (a distribution in specie).

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares in proportion to their holdings of ordinary shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to his entitlement to participate in the capitalization.

Any dividend or other moneys payable to a member that has not been cashed or claimed after a period of 12 years from the date of declaration of such dividend or other moneys payable to a member will be forfeited and revert to LBG. LBG shall be entitled to use such unclaimed or unclaimed dividend or other moneys payable to a member for its benefit for its general corporate purposes. LBG shall not be a trustee of dividends or other moneys payable that have not been cashed or claimed and it shall not be liable to pay interest on such dividends or other moneys.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares will rank equally in all respects.

LBG’s ordinary shares do not confer any rights of redemption.

LBG may, subject to applicable law and to the Articles of Association, issue redeemable shares and redeem the same. LBG has issued certain preference shares which are redeemable. In general, subject to applicable law (if and to the extent required under applicable law and regulation) and the receipt of permission from the U.K. Prudential Regulation Authority, some of these shares are redeemable by LBG on a specified date and in some cases, thereafter on relevant dividend payment dates. Others are redeemable at any time during a specified period and following the occurrence of specified regulatory events.

Under the Articles of Association and the Companies Act 2006, the liability of shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that shareholder.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the CREST Regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll and every such holder shall on a poll have one vote for every share of the class held by such holder.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person. Where a consolidation or subdivision of shares would result in fractions of a share, the directors may sell the shares representing the fractions for the best price reasonably obtainable, and distribute the net proceeds of such sale to the relevant members entitled to such proceeds. Where a member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure (as determined by the directors), such portion may be distributed to a charitable organization at the directors’ discretion.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system, unless the CREST Regulations provide otherwise.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless either:

•	the instrument of transfer and the lodging of such instrument complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien.

The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

LBG’s shares are in registered form and the Articles of Association and UK company law do not provide for bearer shares or bearer share warrants.

Subject to the statutes and the rules (as defined in the CREST Regulations), and apart from any class of wholly dematerialized security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reach, exceed or fall below 3 per cent and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows is interested in LBG’s shares or any person whom LBG has reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued, has been interested in LBG’s shares, requiring that person to confirm whether he has or had such an interest and if so provide details of that interest as required by the notice.

Under the Articles of Association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25 per cent or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and/or that any dividends or other payments on the default shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

Other than as provided by the Companies Act 2006 and The City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is entitled to sell, as the agent of a member, at the best price reasonably obtainable, any share registered in the name of a member (or any other person entitled to such shares at law) provided that: (i) such shares remaining untraced for 12 years and during that period at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been cashed or claimed by the relevant member; (ii) LBG uses reasonable efforts to trace the relevant member and, following the expiry of the 12 year period, sends a notice to the last known physical or email address of such member stating LBG’s intention to sell the shares; and (iii) during the three months following sending such notice, LBG does not receive any communication from such member. LBG can also sell, at the best price reasonably obtainable, any additional shares held by the same member that were issued during such 12 year period provided that no dividend on such additional shares has been cashed or claimed by such member during such period.

The proceeds from the sale of untraced shares shall be forfeited by the relevant member and shall belong to LBG. LBG shall not be liable or be required to account to the member for the proceeds of such sale. LBG is entitled to use or invest the proceeds from such sale in any manner that the directors think fit.

Forfeiture and Lien

The directors may by resolution make calls upon members in respect of any moneys unpaid on their shares (but subject to the terms of allotment of such shares) in the manner required by the Articles of Association

If a member fails to pay in full any call or installment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before such forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or canceled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-Up

The directors have the power, in the name and on behalf of LBG, to present a petition to the court for LBG to be wound up.

If LBG is wound up, the liquidator may, with the authority of an ordinary resolution, divide amongst the members in specie or kind the whole or any part of the assets of LBG. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, and the liquidation may be closed and LBG dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Description of American Depositary Shares

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its corporate trust office is currently located at 240 Greenwich Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the

Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “—Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;

•	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and

•	a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions or deemed instructions.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the ordinary shares may be materially affected.

Holders of ADSs will not be entitled to vote ordinary shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the ordinary shares;

•	any adjourned meeting of holders of the ordinary shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges the Depositary or custodian have to pay on any ADS or ordinary share underlying an ADS;

•	any applicable registration or transfer fees on deposits or withdrawals of ordinary shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing ordinary shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))

• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	• Any cash distribution to ADS registered holders
•	a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been ordinary shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of ordinary shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue ordinary shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other ordinary shares entitle their holders. “Series”, as used in this section and when used with respect to ordinary shares, shall mean all outstanding ordinary shares that entitle their holders to identical rights with respect to those ordinary shares, regardless of the title or any other designation that may be assigned to ordinary shares. The Depositary shall direct the Custodian to hold ordinary shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those ordinary shares in a segregated account different from the account in which it holds ordinary shares of any other Series.

Ordinary shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing ordinary shares of any other Series. Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited ordinary shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited ordinary shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of ordinary shares are held, the Series of ADSs representing those ordinary shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination. At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited ordinary shares of the corresponding Series and other Deposited Securities received in respect of deposited ordinary shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

Plan of Distribution

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to LBG as the issuer of the securities.

Each new series of debt securities and capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities and capital securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Legal Opinions

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the validity under Scots law of the debt securities and the capital securities issued by LBG and the subordination provisions of the subordinated debt securities and capital securities issued by LBG.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report of LBG on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforcement of Civil Liabilities

LBG is a public limited company incorporated and registered in Scotland. All of LBG’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of LBG’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon LBG or those persons or (ii) to enforce against LBG or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

Where You Can Find More Information

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the capital securities and the ADS depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, capital securities, ordinary shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities, capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the ADS deposit agreement and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on February 25, 2019; (ii) LBG’s report on Form 6-K filed with the SEC on March 1, 2019 announcing LBG’s share buyback program; (iii) LBG’s report on Form 6-K filed with the SEC on May 1, 2019 announcing revised guidance following confirmation of systemic risk buffer by the PRA; (iv) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 including the interim results for LBG for the three months ended March 31, 2019; (v) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 disclosing LBG’s capitalization as at March 31, 2019; (vi) LBG’s report on Form 6-K filed with the SEC on May 3, 2019 in relation to the issuance of preference shares; and (vii) LBG’s report on Form 6-K filed with the SEC on May 16, 2019 in relation to quarterly dividends. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

Cautionary Statement on Forward-Looking Statements

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited to: projections or expectations of LBG’s future financial position including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; LBG’s future financial performance; the level and extent of future impairments and write-downs; statements of plans, objectives or goals of LBG or its management including in respect of statements about the future business and economic environments in the U.K. and elsewhere including, but not limited to, future trends in interest rates, foreign exchange rates, credit and equity market levels and demographic developments; statements about competition, regulation, disposals and consolidation or technological developments in the financial services industry; and statements of assumptions underlying such statements.

Factors that could cause actual business, strategy, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward looking statements made by LBG or on its behalf include, but are not limited to: general economic and business conditions in the U.K. and internationally; market related trends and developments; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; the ability to access sufficient sources of capital, liquidity and funding when required; changes to LBG’s credit ratings; the ability to derive cost savings and other benefits including, but without limitation as a result of any acquisitions, disposals and other strategic transactions; the ability to achieve strategic objectives; changing customer behavior including consumer spending, saving and borrowing habits; changes to borrower or counterparty credit quality; concentration of financial exposure; management and monitoring of conduct risk; instability in the global financial markets, including Eurozone instability, instability as a result of uncertainty surrounding the exit by the U.K. from the European Union (“EU”) and as a result of such exit and the potential for other countries to exit the EU or the Eurozone and the impact of any sovereign credit rating downgrade or other sovereign financial issues; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; natural, pandemic and other disasters, adverse weather and similar contingencies outside LBG’s control; inadequate or failed internal or external processes or systems; acts of war, other acts of hostility, terrorist acts and responses to those acts, geopolitical, pandemic or other such events; risks related to climate change; changes in laws, regulations, practices and accounting standards or taxation, including as a result of the exit by the UK from the EU, or a further possible referendum on Scottish independence; changes to regulatory capital or liquidity requirements and similar contingencies outside LBG’s control; the policies, decisions and actions of governmental or regulatory authorities or courts in the U.K., the EU, the United States or elsewhere including the implementation and interpretation of key legislation and regulation together with any resulting impact on the future structure of LBG; the transition from IBORs to alternative reference rates; the ability to attract and retain senior management and other employees and meet its diversity objectives; actions or omissions by LBG’s directors, management or employees including industrial action; changes to LBG’s post-retirement defined benefit scheme obligations; the extent of any future impairment charges or write-downs caused by, but not limited to, depressed asset valuations, market disruptions and illiquid markets; the value and effectiveness of any credit protection purchased by LBG; the inability to hedge certain risks economically; the adequacy of loss reserves; the actions of competitors, including non-bank financial services, lending companies and digital innovators and disruptive technologies; and exposure to regulatory or competition scrutiny, legal, regulatory or competition proceedings, investigations or complaints.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on February 25, 2019 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties.

We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.